UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2024
    The 2024 Annual Meeting of Shareholders of Pixelworks, Inc. will be held telephonically on May 13, 2024 at 12:00 p.m. Pacific Daylight Time. You will be able to attend and participate in the 2024 Annual Meeting of Shareholders by dialing 888-788-0099. The conference ID number for the 2024 Annual Meeting of Shareholders is 83765599039. The telephonic meeting has been designed to provide the same rights that you would otherwise have at an in-person meeting, as further described below. The 2024 Annual Meeting of Shareholders is being held to conduct the following items of business:
1.To elect seven directors to serve until the 2025 Annual Meeting of Shareholders or until their successors are duly elected or qualified;
2.To approve an amendment and restatement of the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 1.75 million shares;
3.To approve, on an advisory basis, the executive compensation of Pixelworks' named executive officers;
4.To ratify the appointment of Grant Thornton LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year; and
5.To transact any other business that properly comes before the meeting or any postponement or adjournment of the meeting.
    The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective.
    The board of directors of Pixelworks, Inc. has fixed the close of business on March 15, 2024 as the record date for the Annual Meeting. Only shareholders of record of our common stock at the close of business on March 15, 2024 are entitled to receive notice of, attend and vote at the meeting or any postponement or adjournment thereof. Beginning two business days after this Notice is given, a complete list of shareholders entitled to vote at the 2024 Annual Meeting of Shareholders will be available at the Secretary's office at 16760 SW Upper Boones Ferry Rd, Suite 101, Portland, Oregon 97224.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED BELOW IN THE PROXY STATEMENT BEGINNING ON PAGE 1 AND ON THE ENCLOSED PROXY CARD.
    We appreciate your continued support of Pixelworks, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
Portland, Oregon
April 11, 2024
This Proxy Statement and accompanying proxy card are first being distributed on or about April 11, 2024.
This Proxy Statement, along with the proxy card and our Annual Report on Form 10-K are available on our website at www.pixelworks.com.

PIXELWORKS, INC.
16760 SW Upper Boones Ferry Rd, Suite 101
Portland, Oregon 97224
PROXY STATEMENT
2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 13, 2024

THE MEETING
Purpose, Date, Time and Place
    This proxy statement (the “Proxy Statement”) is being provided in connection with the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation, or any postponement or adjournment of that meeting. The related proxy is solicited on behalf of the Board of Directors (the “Board”) of the Company. These proxy materials were first sent to shareholders on or about April 11, 2024.
    The Annual Meeting will be held telephonically on May 13, 2024, at 12:00 p.m. Pacific Daylight Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. You will be able to attend and participate in the Annual Meeting by dialing 888-788-0099. The conference ID number for the Annual Meeting is 83765599039.
Record Date
    The Board has fixed the close of business on March 15, 2024 as the record date for the Annual Meeting. Shareholders of Pixelworks common stock at the close of business on March 15, 2024, will be entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were approximately 115 registered shareholders of record and a substantially greater number of beneficial owners because a significant portion of our outstanding common stock is held in broker “street name.” On the record date there were 57,796,873 shares of common stock outstanding and each share of common stock is entitled to one vote on each matter.
Appointment of Proxy Holders
    Our Board asks you to appoint Todd A. DeBonis and Haley F. Aman as your proxy holders to vote your shares at the Annual Meeting. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.
    If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

    Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our Third Amended and Restated Bylaws, may be properly presented for action at the Annual Meeting.
Voting
Shares Registered in Your Name
    You may vote shares registered in your name in person at the Annual Meeting, or by proxy by using the enclosed proxy card, over the telephone or on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend and vote during the Annual Meeting if you have already voted by proxy.
1.To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
2.To vote during the Annual Meeting, please notify us by sending written notice of your intent to attend telephonically by no later than 11:59 p.m., Eastern Daylight Time, on May 12, 2024. Notice should be sent to our Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101 Portland, Oregon 97224 or by email to legal@pixelworks.com. On the day of the Annual Meeting, dial 888-788-0099 at the appointed time, and use conference ID number 83765599039. Any votes cast telephonically during the Annual Meeting will be reviewed by our inspector of elections.

3.To vote over the telephone prior to the Annual Meeting, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 12, 2024 to be counted.
4.To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 12, 2024 to be counted.

    If shares are registered in your name and you execute a proxy but either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without providing specific voting instructions, the shares will be voted:

1.“FOR” the election of all of the seven nominees for Director listed in this Proxy Statement;
2.“FOR” the approval of an amendment and restatement of the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 1.75 million shares;
3.“FOR” the approval of, on an advisory basis, the executive compensation of Pixelworks' named executive officers; and
4.“FOR” the ratification of Grant Thornton LLP as Pixelworks’ independent registered public accounting firm for the year ending December 31, 2024.
Shares Registered in the Name of Broker, Bank or Other Agent
    If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote during the Annual Meeting, you must obtain and submit a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a valid proxy.
    If you are a beneficial owner of shares registered in the name of your broker, bank or other agent and you do not provide specific voting instructions to your broker, bank or other agent, under the rules of certain securities exchanges, including the Nasdaq rules, the broker, bank or other agent holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters, but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” We understand that, under Nasdaq rules, proposals one, two and three involve non-routine matters, and without your instruction, your broker cannot vote your shares. Accordingly, broker non-votes are expected. No broker non-votes are expected for proposal four as it involves matters we believe to be routine. See “ — Effect of Abstentions and Broker Non-Votes” below.
Revocability of Proxy
    You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:
1.A duly executed proxy card with a later date or time than the previously submitted proxy;
2.A written notice that you are revoking your proxy sent to our Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101 Portland, Oregon 97224; or
3.A later-dated vote by telephone or Internet or a ballot cast at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).
Quorum
    A quorum is required for the shareholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions, broker non-votes and other proxies received but not marked, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

Votes Required to Adopt Proposals
    Each outstanding share of our common stock on the record date is entitled to one vote on each of the seven Director nominees and one vote on each other matter. Our Directors are elected by a plurality of the votes cast by the shares entitled to vote in the matter. Under the plurality vote, shareholders have the option to either vote “for” each director or to “withhold” their vote. The seven nominees for Director receiving the highest number of shares voted "for" their election will be elected. Approval of other matters requires an affirmative vote of the majority of the votes cast. This means that the number of votes cast “for” the matter must exceed the number of votes cast “against” the matter. There is no cumulative voting in the election of directors.

Effect of Abstentions and Broker Non-Votes
    For all of the proposals, abstentions, “withhold” votes, broker non-votes and shares not present at the meeting are counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be considered votes cast and will have no effect on the results of voting. If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other agent, the organization that holds your shares will not be authorized to vote on the election of Directors or approval of any of the other proposals other than the ratification of Grant Thornton LLP as the auditor for 2024.
Expenses and Solicitation
    The Company will bear the cost of this solicitation. Our Directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, email, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Electronic Delivery of Proxy Materials
    Any shareholder may request to receive a full set of proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder who chooses to receive future proxy materials by email will receive the full set of such materials by email prior to next year’s annual meeting. A shareholder’s election to receive proxy materials by email rather than in printed form will remain in effect until the shareholder terminates it. You may request to receive proxy materials by email by entering the control number provided on your proxy card at www.investordelivery.com or www.proxyvote.com.
Householding of Proxy Materials
    We are “householding” our proxy materials pursuant to Securities and Exchange Commission (“SEC”) rules. This procedure allows the Company to reduce its printing costs, mailing costs and fees by delivering one copy of our annual report and Proxy Statement to multiple shareholders who share the same mailing address, unless the Company received contrary instructions from an affected shareholder.
    We will promptly deliver upon written or oral request a separate copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 to any shareholder at a shared address to which a single copy of any of these documents was delivered. To request a separate copy of any of these documents, shareholders may write or call the Company at our principal executive offices:
Pixelworks, Inc.
Attn: Secretary
16760 SW Upper Boones Ferry Rd, Suite 101
Portland, Oregon 97224
(503) 601-4545
    Shareholders of record who would like to revoke householding consent and receive a separate copy of proxy materials, and shareholders sharing an address and receiving multiple copies of proxy materials who would like to give householding consent and request delivery of a single copy of these documents, should contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 579-1639 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Within 30 days of receipt of revocation of a shareholder’s consent, the shareholder will be removed from the householding program. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
    Our Sixth Amended and Restated Articles of Incorporation, as amended by the First, Second and Third Amendments thereto, and our Third Amended and Restated Bylaws provide that the number of members of the Board shall not be less than three or more than twelve with the exact number to be fixed by resolution of the Board. Our Sixth Amended and Restated Articles of Incorporation, as amended, and our Third Amended and Restated Bylaws require that our Board be divided into three classes serving staggered terms when the authorized number of Directors is fixed at eight or more, and if the authorized number of Directors is fixed at seven or less, the Directors shall hold office until the earlier of the next annual meeting of shareholders, a successor being elected and qualified, or such member's resignation, death or removal.
The authorized number of Directors is currently set at seven (7) members. The Corporate Governance and Nominating Committee recommended to the Board that each of Todd A. DeBonis, Amy L. Bunszel, Dean W. Butler, C. Scott Gibson, Daniel J. Heneghan, John Y. Liu and David J. Tupman be nominated for re-election to serve as Directors of the Company until the next annual meeting of shareholders.
The following table sets forth, as of March 15, 2024, information regarding each of the director nominees.

Name	Age	Committees
Todd A. DeBonis	59	None
Amy L. Bunszel	56	Compensation and Corporate Governance and Nominating
Dean W. Butler	41	Audit (Chair) and Strategy
C. Scott Gibson	71	Audit, Compensation (Chair) and Strategy (Chair)
Daniel J. Heneghan*	68	Audit and Corporate Governance and Nominating
John Y. Liu	60	Compensation and Strategy
David J. Tupman	61	Compensation and Corporate Governance and Nominating (Chair)

*    Chairman of the Board

    The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the seven nominees. If any nominee is unable or declines to serve as Director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

Director Nominees for Election

    In accordance with SEC regulations, the names of the nominees and certain biographical information about the nominees, including the Director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee to recommend that the nominee should serve on our Board, are set forth below. For additional information about how we identify and evaluate nominees for Director, see " — Qualifications of Directors."

    TODD A. DEBONIS has served as our Chief Executive Officer and as a Director since April 2016, and previously served as our Chief Operating Officer from February 2016 to April 2016, and as our Executive Vice President, Sales, Marketing & Business Development from January 2016 to February 2016. Prior to joining Pixelworks, Mr. DeBonis served as the Vice President of Global Sales & Strategic Development at TriQuint Semiconductor, Inc. ("TriQuint"), a semiconductor company, from April 2004 to December 2015, where his responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. Prior to TriQuint, Mr. DeBonis served as Vice President of Worldwide Sales & Marketing at Centillium Communications, a designer, developer and supplier of integrated programmable SoC solutions, Vice President of Worldwide Sales of Ishoni Networks Inc., a silicon and software solution provider, and also held executive positions at Infineon Technologies AG, a semiconductor manufacturing company, VisCom Corporation, a semiconductor consulting company, and Electec SoCal, a semiconductor manufacturing representative company. Mr. DeBonis served on the board of directors of Poet Technologies Inc. (TSX VENTURE: PTK), an opto-electronic solutions, designing and manufacturing company, until January 2018. Mr. DeBonis received a B.S. in Electrical Engineering with a focus in digital design and control systems from the University of Nevada.
    Mr. DeBonis’ leadership and in-depth knowledge of the operations of Pixelworks contribute to informed decision-making at the Board level. In addition, his prior experience as an executive at complementary semiconductor companies provides him with critical analysis and decision-making skills, deep relationships within our industry and knowledge of best-practices across the key functions of an organization.
    AMY L. BUNSZEL has served as a Director of Pixelworks since March 2019. Ms. Bunszel is currently the Executive Vice President, Architecture, Engineering and Construction Design Solutions at Autodesk, Inc. (Nasdaq: ADSK) ("Autodesk"), an American multinational software corporation that makes software services for the architecture, engineering, construction, manufacturing, media, and entertainment industries, and has served in that role since October 2020. Prior to her current role at Autodesk, Ms. Bunszel served as Autodesk's Senior Vice President, Design and Creation Products from September 2017 to October 2020, Vice President of Digital Engineering Products from December 2015 to September 2017, Vice President of AutoCAD Products from November 2010 to December 2015 and served in other roles at Autodesk, from February 2003 to November 2010. Before joining Autodesk, she co-founded Linius Technologies Ltd. in 1996, a wire harness design software company serving the manufacturing industry, which technology was later integrated with Autodesk’s Inventor 3D mechanical design software when Autodesk acquired the company in 2003. Ms. Bunszel holds a B.S. in Electrical Engineering from Cornell University and an M.S. in Electrical Engineering from the University of Massachusetts, Amherst. She is a member of the President’s Council for Cornell Women, the Entrepreneurship Program at Cornell, and The Athena Alliance.
    Ms. Bunszel’s expertise in visual-centric software solutions brings value to the Board and adds insight into industry trends and developments, further building on the Company’s existing strengths in hardware-based display processing.
DEAN W. BUTLER has served as a Director of Pixelworks since May 2022. Mr. Butler currently serves in an advisory role at Synaptics Incorporated (Nasdaq: SYNA), a developer of human interface hardware and software solutions used in IoT, Mobile, and PC applications, where he previously served as the Chief Financial Officer from 2019 to February 2024. Effective May 15, 2024, Mr. Butler is expected to join Silicon Laboratories, Inc. (Nasdaq: SLAB), a fabless technology company, as Senior Vice President and Chief Financial Officer. From 2016 to 2019, Mr. Butler served as Vice President of Finance at Marvell Technology, Inc. (Nasdaq: MRVL), a semiconductor developer focused on infrastructure technologies for cloud data centers and 5G networks. Prior to joining Marvell Technology, Inc., he served as Division Controller of Broadcom Inc. (Nasdaq: AVGO), a semiconductor and software provider servicing consumer, infrastructure, and communications markets, from 2014 to 2016. Mr. Butler also served in various leadership roles in Corporate Finance at Maxim Integrated (now part of Analog Devices), an analog and mixed-signal integrated circuits developer and manufacturer, from 2007 to 2014. Mr. Butler holds a Bachelor of Business Administration degree in Finance from the University of Minnesota Duluth and is also a graduate of Stanford University’s Emerging CFO Program.
Mr. Butler’s expertise in the semiconductor and consumer focused hardware industry brings value to the Board and adds insight into industry trends and developments as well as expertise in the capital markets. Mr. Butler has extensive experience in directly managing publicly traded companies and his service as the Chief Financial Officer and other leadership roles provides him with significant experience with financial and accounting practices.

C. SCOTT GIBSON has served as a Director of Pixelworks since May 2002 and currently serves on public company boards, which has been his full-time professional job for more than the past five years. From January 1983 through February 1992, Mr. Gibson co-founded and served as President, and Co-CEO of Sequent Computer Systems, Inc. (“Sequent”), a computer systems company. Sequent later became a publicly listed company (Nasdaq: SQNT). Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation (Nasdaq: INTC), a multinational semiconductor chip manufacturing company. Since March 1992, Mr. Gibson served as a Director for ten high technology, public companies, including most recently as the chair of the board of directors of Wireless Telecom Group, Inc., a 5G, microwave, semiconductor, and Quantum computing test and measurement company from April 2021 to April 2023. Within the past five years, Mr. Gibson also served as Trustee of the St. John's Health and on the board of Kiavi, where he was the Chair of the Compensation and Human Capital committee, and was chairman of the board of Northwest Natural Holding Company (NYSE: NWN), a natural gas, renewable natural gas, and water distribution company, Qorvo, Inc. (Nasdaq: QRVO), a semiconductor company and RadiSys Corporation, a telecommunications technology company. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois. Mr. Gibson was awarded the NACD Board Fellow credential in January 2017.
Mr. Gibson's semiconductor expertise and experience in the high-technology industry provide him with a deep understanding of our business. Mr. Gibson's significant experience as a director of ten public companies provides him with a current working knowledge of business and economic trends that affect our industry. Mr. Gibson's prior experience co-founding and leading Sequent Computer Systems, along with other senior management positions he has held, provide him with insight into a range of issues that face Pixelworks. Through his board experience, Mr. Gibson has worked extensively with compensation consultants, and has gained a thorough knowledge of executive compensation trends and practices. Additionally, Mr. Gibson’s extensive work on public and non-profit audit committees, and his qualification as an audit committee financial expert as defined by SEC rules, lends perspective and experience to our Audit Committee.
    DANIEL J. HENEGHAN has served as a Director of Pixelworks since April 2006. Mr. Heneghan has served as an advisor to the semiconductor industry for more than the past five years. From 1999 to 2005, he served as Vice President and Chief Financial Officer of Intersil Corporation, a leader in the design and manufacture of high performance analog solutions. From 1980 to 1999, Mr. Heneghan worked in various management positions in finance, information technology, purchasing and operations for Harris Corporation, an international communications and information technology company serving government and commercial markets, including the position of Vice President and Controller of Harris Semiconductor Corporation, which he held from 1996 until leaving the company. Mr. Heneghan served on the board of directors of NTELOS Holdings Corp., a wireless telecommunications company, from February 2006 until it was acquired by Shenandoah Telecommunications in May 2016. Mr. Heneghan also served on the board of directors of Micrel, Inc., an analog power manufacturing company, from November 2008, until it was acquired by Microchip Technology in August, 2015. Mr. Heneghan also served on the board of directors for Freescale Semiconductor, Inc., a semiconductor manufacturing company, from July 2010 until it was acquired by NXP Semiconductors N.V. in December 2015. Mr. Heneghan is a graduate of Quincy University with a B.S. in Accounting. Mr. Heneghan also earned an M.B.A. from Western Illinois University.
    Mr. Heneghan’s role as an advisor to the semiconductor industry brings the Company access to relationships with key industry participants and a current working knowledge of practices and developments in the industry. Additionally, Mr. Heneghan has experience directly managing companies that are complementary to and face similar issues to those faced by Pixelworks. His leadership experience extends to financial and information technology oversight of large companies, which makes him particularly well suited to work with the Company on risk management and oversight. Mr. Heneghan’s service on the audit committee of other publicly traded companies provides him with significant experience with financial and accounting developments.
DR. JOHN Y. LIU has served as a Director of Pixelworks since September 2022. Dr Liu also currently serves as a director on the boards of Digital China Holdings Limited, a Hong Kong-based provider of information technology (IT) products and systems solutions, and dormakaba Holding AG, a global leader in the security and access control market. Dr Liu also held prior roles as the China chief executive officer of Afiniti Ltd., a software development company, the global chief executive officer of VOSS, a premium bottled water company in Southern Norway, and as the chief operating officer of Wanda Internet Technology Group, a cloud based e-commerce company. Additionally, he previously served as a non-executive director on the board of ARM Holdings Plc (Nasdaq: ARM), a semiconductor and software design company. Earlier in his career, Dr. Liu held numerous senior executive positions at globally recognized communications and networking companies, including the corporate vice president and president of Greater China at Google Inc. (Nasdaq: GOOG) a technology company, and the China chief executive officer of SK Telecom Co., Ltd. (NYSE: SKM), a wireless telecommunications company. He holds a bachelor’s degree in Mathematics from Beijing Normal University, obtained a Ph.D. in Telecommunications Network Management from Technical University of Denmark and is a graduate of Harvard Business School’s Senior Executive Program.
We believe that Dr. Liu’s extensive experiences, particularly within Asia, will provide valuable insights and expertise to our Board.

DR. DAVID J. TUPMAN has served as a Director of Pixelworks since April 2014 and served as a consultant to Pixelworks from July 2012 until March 2014. Since July 2015, Dr. Tupman has also served on the board of directors of Cirrus Logic Inc. (Nasdaq: CRUS), an analog and mixed-signal circuits development company, and currently serves as its Chairman of the Board. From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple, Inc. (Nasdaq: AAPL), a multinational consumer electronics company, where he led the hardware engineering and technology teams for multiple mobile devices, including the iPhone and iPod devices. Prior to Apple, Dr. Tupman worked at Psion Computers, a mobile and handheld computer designing and manufacturing company, in London, England from 1995 to 2001 as a hardware-engineering manager where he developed a number of PDAs including the Psion Series 5MX and the Revo. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger NV (NYSE: SLB), an oilfield services company, in Farnborough, England where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelors in Electronics Engineering from the University of Salford, England, where he also received an honorary Doctor of Science degree in 2014. Dr. Tupman is named as an inventor on more than 30 U.S. patents.
    Dr. Tupman brings over 30 years of engineering and technology experience in the consumer electronics and industrial markets, which we believe will provide valuable insights and industry expertise to our Board.

Required Vote
Shareholders may vote "for" or "withhold" authority to vote for each of the Director nominees. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting where a quorum is present. This means the seven Director nominees who receive the highest number of “for” votes properly cast will be elected as Directors, even if none receive a majority of the votes cast. Shareholders may not cumulate their votes. "Withhold" votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF ALL OF ITS NOMINEES FOR DIRECTOR.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Responsibilities
The Board is governed by our Corporate Governance Guidelines, which can be found on our website at www.pixelworks.com. The Board’s primary responsibilities include:
•Understanding the factors that determine the Company’s success and the risks and problems that affect it;
•Understanding, reviewing, approving and overseeing fundamental business strategies, financial strategies and major corporate actions;
•Nominating Directors, reviewing the structure and operation of the Board and overseeing effective corporate governance;
•Establishing a corporate environment that promotes timely and effective disclosure, financial accountability, high ethical standards and compliance with all applicable laws and regulations;
•Understanding the results of operations and financial condition of the Company;
•Monitoring the material risks facing the Company, including financial, strategic, operational, cybersecurity, and legal and compliance risks.
•Evaluating the performance of the Company’s senior executives and taking action where appropriate;
•Approving the compensation of the Company’s senior executives and overseeing succession planning for these executives; and
•Providing advice and assistance to the Company’s senior executives.

Board Structure
Our Board currently consists of seven Directors. The current Board members include six independent Directors and our Chief Executive Officer ("CEO"). The Board believes that, if all seven nominees for Director are elected at the Annual Meeting, following the Annual Meeting there will be a majority of independent Directors on the Board.
The Corporate Governance and Nominating Committee is responsible for regularly reviewing the structure of the Board, including its overall size.

Board Leadership Structure
Both independent and management Directors, including our CEO, are eligible for appointment as Chairman of the Board. Currently, the functions of Chairman of the Board and the CEO are separated. Among the duties of the Chairman of the Board is the management of the Board, including prioritizing current matters in front of the Board and setting the agenda for meetings with the input of management. Mr. Heneghan has served as Chairman of the Board since May 2022. The CEO manages the Company and is accountable for corporate performance. Mr. DeBonis has served as CEO and President of Pixelworks and has served on the Board since April 2016.
While both independent and management Directors are currently eligible to serve as Chairman of the Board, the Board believes that there may be advantages to having an independent Chairman of the Board for matters such as facilitating communications between the Board, the CEO, and other senior management and assisting the Board in reaching consensus on particular strategies and policies.

Director Independence
Our Corporate Governance Guidelines provide that a majority of our Directors will be independent. The Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in applicable Nasdaq and SEC rules. Periodically and no less than annually, the Board conducts a review of Director independence, which includes a review of all relevant transactions, if any, or relationships between each Director or any of his or her family members and the Company, any member of our senior management or our independent registered public accounting firm. Based on this review and the review and recommendation by the Corporate Governance and Nominating Committee, the Board affirmatively determined that each of Amy L. Bunszel, Dean W. Butler, C. Scott Gibson, Daniel J. Heneghan, John Y. Liu and David J. Tupman, are independent as defined by the applicable rules of the SEC and Nasdaq and have no current relationship with the Company, except as a Director and shareholder.
All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "Exchange Act") to allow our Company to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. To facilitate these determinations, annually each Director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a Director or nominee.
As required under applicable Nasdaq listing standards, in the 2023 fiscal year, our independent Directors regularly met in scheduled executive sessions at which only independent Directors were present.
Board Oversight of Risk
Management continually monitors the material risks facing the Company, including financial, strategic, operational, cybersecurity, and legal and compliance risks. An overall review of risk is inherent in the Board’s ongoing consideration of the Company’s long-term strategies, transactions and other matters presented to and discussed by the Board. Additionally, the Board formally reviews the Company’s risk management policies and practices at least annually, after receiving a report from the CEO and Chief Financial Officer (“CFO”). This annual review includes a discussion of the likelihood and potential magnitude of various risks, as well as any actions management has taken to limit, monitor or control those risks. The CEO and CFO also report to the Board, in a timely manner, events that arise that present material risks to the Company or that materially and adversely change previously identified risks. Additionally, although the full Board has responsibility for overall risk oversight, the Audit Committee annually reviews the Company’s investment policy, corporate information technology policy, risks related to cybersecurity and risks related to currency fluctuations, and the Compensation Committee seeks to avoid creating incentives for employees to take excessive or inappropriate risks when establishing and administering compensation programs. In performing these functions, these committees assess the appropriateness of the Company’s policies relevant to these risks and consider changes to such policies as appropriate.

Board and Committee Meetings
Our Board holds regularly scheduled quarterly meetings and also holds special meetings and acts by written consent from time to time, as appropriate. At each quarterly Board meeting, time is set aside for the independent Directors to meet without management present. Our Board met five times during 2023.
We have adopted a policy that requires a majority of Directors to attend annual meetings of shareholders either in person or via telephone conference. In 2023, all of our Directors attended the 2023 Annual Meeting of Shareholders. Each Director serving during our 2023 fiscal year attended at least 75% of the total regularly scheduled and special meetings held by the Board and the committees on which such Director served during the Director’s tenure in the last completed fiscal year.

Standing Committees of the Board
The Board has adopted written charters for its three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, all of which are available on our website at www.pixelworks.com.
The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent Directors as defined by the applicable rules of the SEC and Nasdaq and that all members of such committees satisfy the relevant SEC and Nasdaq requirements for members of such committees.
Audit Committee
The Audit Committee provides objective oversight of corporate accounting, financial reporting practices, cybersecurity matters and financial statement audits of the Company and has the responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. In addition, the Audit Committee is directly responsible for the oversight of the work of such independent registered public accounting firm. The Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements and the effectiveness of the accounting and financial and other controls of the Company.
The current members of the Audit Committee are Directors Dean W. Butler, who chairs the committee, C. Scott Gibson, and Daniel J. Heneghan. After reviewing the qualifications of the members of the Audit Committee, the Board has determined that each member meets the financial experience requirements under the rules of the SEC and Nasdaq. In addition, the Board has determined that each member qualifies as an audit committee financial expert as defined by SEC rules.
The Audit Committee met six times in 2023.
Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities with respect to compensation of the Company’s Directors, executive officers and employees and oversight and administration of the Company’s incentive and stock-based compensation plans. The Compensation Committee determines compensation for the CEO and all other executive officers of the Company. The Compensation Committee’s other responsibilities include evaluating candidates for executive positions, maintaining a CEO succession plan and reviewing the annual proxy statement.
The current members of the Compensation Committee are Directors C. Scott Gibson, who chairs the committee, Amy L. Bunszel, John Liu and David J. Tupman.
The Compensation Committee met five times in 2023.
Strategy Committee
The Strategy Committee was established in December 2022 in order to review and provide input to management on matters of corporate and business strategy, including the evaluation and negotiation of potential strategic or financing opportunities. The Strategy Committee may also hire investment bankers and other professionals to assist the Committee and the Board, as needed, in these efforts, and report and make recommendations to the Board, as appropriate.
The current members of the Strategy Committee are Directors C. Scott Gibson, who chairs the committee, Dean W. Butler and John Y. Liu.
The Strategy Committee met three times in 2023.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board, recommends the slate of Directors to be nominated by the Board at the annual meeting of shareholders and recommends candidates to fill vacancies on the Board. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of applicable corporate governance guidelines and principles, developing policies and procedures relating to the process for identification and evaluation of Director candidates and minimum qualifications for Directors, and overseeing an evaluation of the Board and recommending Directors to be appointed to committees of the Board (other than to the Corporate Governance and Nominating Committee itself). Additionally, the Corporate Governance and Nominating Committee has oversight of the Company’s policies and programs concerning corporate social responsibility and environmental, social and governance (ESG) matters and the Company’s accomplishments in these areas.
The Corporate Governance and Nominating Committee will consider recommendations for nominees for Director submitted by shareholders. As set forth in our Third Amended and Restated Bylaws, shareholders seeking to make nominations for Directors should send a timely written notice to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days in advance of the anniversary of the date of the Company’s proxy statement provided in connection with the previous year’s annual meeting of shareholders, provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Third Amended and Restated Bylaws. The Corporate Governance and Nominating Committee considers candidates recommended by shareholders in the same manner in which the Corporate Governance and Nominating Committee evaluates candidates recommended by other sources, including the Board and individual Directors.
The current members of the Corporate Governance and Nominating Committee are Directors David J. Tupman who chairs the committee, Amy L. Bunszel and Daniel J. Heneghan.
The Corporate Governance and Nominating Committee met one time in 2023.

Qualifications of Directors
The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed Director nominees. At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. If a candidate is deemed to have the requisite experience and qualifications, reference checks are performed before the Corporate Governance and Nominating Committee recommends the candidate for nomination to the Board.
Factors considered in the selection of Director nominees may include the following:
•Independence from management;
•Relevant business experience;
•Judgment, skill, integrity and reputation;
•Diversity (including, but not limited to, diversity of gender, ethnicity, race, international background and life experience);
•Existing commitments to other businesses;
•Potential conflicts of interest with other pursuits;
•Legal considerations such as antitrust issues and involvement by the candidate in specific legal proceedings during the past ten years;
•Corporate governance background, including directorships held with public companies or investment companies registered under the Investment Company Act of 1940 at any time during the past five years;
•Financial and accounting background and cybersecurity experience, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•The size and composition of the existing Board.
The Company is committed to nondiscrimination on the basis of age, gender, ethnic background, religious affiliation or other personal characteristics unrelated to the Company’s purpose and mission. The Board does not have a policy with regard to the consideration of diversity in identifying Director nominees. However, the Board values diversity and considers qualifications and skills that are complementary to those of existing Board members to be highly desirable.

Board Diversity Matrix (As of December 31, 2023)

Total Number of Directors	7
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	1		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	1	5		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Director Compensation
    The Compensation Committee periodically reviews Director compensation levels and practices, including retainer committee chair fees, equity compensation, and other forms of compensation, and recommends changes from time to time to the Board. The Directors are subject to an annual compensation maximum of $500,000 per director, applicable to the combined value of the cash retainer fees and equity compensation (valued as of the date of the grant).
Fee Compensation
Members of our Board who were not officers or employees of the Company or any of its subsidiaries ("non-employee Directors") receive cash compensation as follows:
•$10,000 per quarter for service on the Board, with the exception of the Chairman of the Board, who receives $17,000 per quarter of service;
•$2,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who receives $4,750 per quarter of service;
•$1,250 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who receives $2,500 per quarter of service;
•$1,250 per quarter for service on the Strategy Committee, with the exception of the Chairman of the Strategy Committee, who receives $2,500 per quarter of service; and
•$750 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee, who receives $1,875 per quarter of service.
During 2024, the Compensation Committee directly engaged Compensia, an independent compensation consultant (the "Compensation Consultant") to review director annual equity value compensation compared to annual director equity value compensation of other companies included in our peer group, and based on the data provided by the Compensation Consultant, beginning in 2024, non-employee Directors will receive $11,000 per quarter for service on the Board, with the exception of the Chairman of the Board, who will receive $18,000 per quarter of service. No other changes to 2024 cash compensation are expected for 2024.

Equity Compensation
During 2023, non-employee Directors who continued to serve on the Board after the 2023 Annual Meeting of Shareholders received an award of RSUs equal to the quotient of $74,000 divided by the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. These awards are scheduled to vest on the first to occur of (1) the day before the next annual meeting of the Company’s shareholders that follows the grant date, or (2) the first anniversary of the grant date, and are payable in shares of the Company’s common stock.
Beginning in 2024, non-employee Directors who continue to serve on the Board after the 2024 Annual Meeting of Shareholders will receive an award of RSUs equal to the quotient of $95,000 divided by the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. These awards will vest on the first to occur of (1) the day before the next annual meeting of the Company's shareholders that follows the grant date, or (2) the first anniversary of the grant dates and are payable in shares of the Company's common stock.
The Company's Board compensation policy also currently provides that any newly elected or appointed non-employee Director will receive an award of RSUs equal to the quotient of $110,000 divided by the 30-day average closing price of the Company’s common stock for the 30 trading days immediately preceding the grant date. These awards will vest with respect to 25% of the RSU shares on the first anniversary of the grant date, and ratably on a monthly basis thereafter for the next three years.
Each of the awards discussed above was, or currently would be, granted under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) and, in the event of a change of control of the Company, any unvested portion of any then in effect and unexpired option will become fully vested immediately prior to the change of control. Non-employee Directors may elect to defer the settlement of vested RSUs under our 2006 Plan.
Director Stock Ownership Requirement
Board membership includes a requirement that within five years of the date of joining the Board, all members, including Mr. DeBonis and any other employee Directors, shall own at minimum $115,000 of common stock, to be held during each member's tenure on the Board.

Director Compensation Table — 2023
The following table reflects our non-employee Directors’ compensation for fiscal year 2023. The compensation paid to Mr. DeBonis, our CEO is presented below in “Executive Compensation — Summary Compensation Table” and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as Directors, and therefore Mr. DeBonis is excluded from the table below.

Name	Fees Earned and Paid in Cash	Stock Awards (1) (2)	Total
Amy L. Bunszel (3)	$48,000	$79,496	$127,496
Dean W. Butler (4)	64,000	79,496	143,496
C. Scott Gibson (5)	68,000	79,496	147,496
Daniel J. Heneghan (5)	79,000	79,496	158,496
John Y. Liu (6)	47,500	79,496	126,996
David J. Tupman (5)	52,500	79,496	131,996

(1)This column represents the aggregate grant date fair value of stock awards granted to our non-employee Directors during 2023 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, "Compensation — Stock Compensation". For additional information on the valuation assumptions used for the grants, see Note 12 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)Each of our non-employee Directors who continued to serve on the Board after the 2023 Annual Meeting of Shareholders, including Ms. Bunszel, Mr. Butler, Mr. Gibson, Mr. Heneghan, Dr. Liu, and Dr. Tupman, received an RSU award covering 50,959 shares of our common stock on May 11, 2023, the date of our 2023 Annual Meeting of Shareholders. The grant date fair value of each RSU was $79,496.
(3)Ms. Bunszel held options to purchase 33,484 shares of our common stock and had 50,959 unvested RSUs outstanding as of December 31, 2023.
(4)Mr. Butler held options to purchase 56,146 shares of our common stock and had 50,959 unvested RSUs outstanding as of December 31, 2023.
(5)Mr. Gibson, Mr. Heneghan, and Dr. Tupman each had 50,959 unvested RSUs outstanding as of December 31, 2023.
(6)Dr. Liu held options to purchase 52,745 shares of our common stock and had 50,959 unvested RSUs outstanding as of December 31, 2023.

Communications with the Board
Shareholders or other interested parties can contact any Director or committee of the Board by writing to them at:
    Pixelworks Board of Directors
    16760 SW Upper Boones Ferry Rd. Ste. 101
    Portland, OR 97224
Board members may also be contacted via email at bod@pixelworks.com.
Communication received will be distributed to the full Board at the next regularly scheduled Board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate will be discarded and appropriate legal action may be taken.

Code of Ethics
    The Company has a Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all Directors and employees, including the CEO, CFO and all other executive officers of the Company. The Company also has a Code of Ethics for Senior or Designated Financial Personnel (the “Code of Ethics for Senior or Designated Financial Personnel”) that applies to our senior financial officers, including our CEO, CFO and other designated financial personnel. The Code of Ethics for Senior or Designated Financial Personnel and the Code of Business Conduct are available on our website at www.pixelworks.com. The Company intends to disclose any changes in or waivers from its Code of Ethics for Senior or Designated Financial Personnel by posting such information on its website at www.pixelworks.com or by filing a Current Report on Form 8-K.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

Overview

The use of equity-based awards under the Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attract, retain and motivate our officers, key employees, consultants and Directors and to continue to align the interests of participants to those of the Company’s shareholders.

On April 8, 2024, based on a recommendation from our Compensation Committee, the Board approved an amendment and restatement of the 2006 Plan and directed that it be submitted for shareholder approval at the Annual Meeting. The proposed amendment and restatement of the 2006 Plan increases the number of shares authorized for issuance under the 2006 Plan by 1,750,000 shares to 29,183,333 shares. Additionally, the proposed amendment would extend the term of the 2006 Plan an additional year until April 7, 2034, the date that is ten (10) years following the effective date of the restatement. These changes will be effective as of the date the Board approved the amendment and restatement of the 2006 Plan, subject to shareholder approval of this proposal at the Annual Meeting.

    The Board determined that the increase to the available shares under the 2006 Plan is necessary to continue to make our customary annual and long-term incentive grants to our executive officers and employees similar to those provided in the prior year. If approved, the total number of shares available following the increase will represent approximately 7.51% of the Company's outstanding common stock, which the Board believes is a reasonable amount of potential dilution.
Promotion of Good Corporate Governance

    The existing 2006 Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:
•No “Evergreen” Provision. There is no automatic increase in the number of shares available under the 2006 Plan.
•No Option Repricing. The 2006 Plan does not permit repricing of stock options or stock appreciation rights (“SARs”) without shareholder approval.
•No Single Trigger Change of Control Vesting. The change of control vesting provision in award agreements approved by the Board for executive officers provides for "double trigger" acceleration for stock options and restricted stock units ("RSUs"). Upon a change of control, performance-based RSUs ("PRSUs") are eligible to vest at the target for the fiscal year affected subject to time-based vesting if the PRSUs are assumed, continued, or substituted, subject to continued service. For a description of the award acceleration, see “— Potential Payments Upon Termination or Change in Control” below.
•CEO Performance Based Awards. For 2022 and 2023, CEO received 40% and 44% of his total equity awards in PRSUs, respectively.
•No Liberal Share Recycling. The 2006 Plan does not permit share recycling if shares are withheld to pay the exercise price of an option or base price of a share appreciation right or to satisfy any tax withholding requirement in connection with an award.
•No Dividends on Options and SARs. The 2006 Plan prohibits payment of dividends on options and SARs.
•Clawback Policy. The 2006 Plan is covered by a clawback policy.
•Post vesting/exercise holding requirement. The CEO, CFO, and COO, if any, of the Company must hold acquired shares for 12 months after issuance.
•No Discounted Options. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, except as otherwise specifically provided for in the award agreement.
•No Tax Gross-ups. The 2006 Plan does not provide for any tax gross-ups.

Key Data

    As of March 15, 2024, awards representing the right to acquire 29,988,643 shares of our common stock have been granted pursuant to the 2006 Plan. As of March 15, 2024, there are 3,325,450 shares subject to RSUs outstanding and 383,000 shares subject to stock options outstanding under the 2006 Plan, which is the only equity plan under which we have awards outstanding. The stock options outstanding under the 2006 Plan have a weighted average exercise price of $2.20 and a weighted average remaining contractual life of 2.9 years. Our three year average burn rate for the years 2021 through 2023, calculated as the total number of shares granted, shares underlying options grants and shares underlying RSUs divided by our total common shares outstanding is 13.4%.

    Based on the number of shares which have been issued under the 2006 Plan and those covered by awards outstanding, as of March 15, 2024, there are 2,592,444 shares that remain available for grant under the 2006 Plan prior to approval of the 1,750,000 share pool increase. This available share number reflects the reduction of the available share pool by 1.33 shares for each share issued on or after May 19, 2009, and before May 12, 2022, with respect to a full value award. Full value awards include restricted share awards, RSUs and PRSUs. The following table shows information regarding the distribution of awards under the 2006 Plan, as of March 15, 2024.

	Number of shares subject to stock options	Number of shares subject to RSUs	Total
Gross Number of Shares Covered by Past Awards	6,560,268	18,439,971	25,000,239
Adjustment for Full Value Awards (1.33:1 ratio for share pool)	—	4,988,404	4,988,404
Aggregate Past Grants (with Adjustment for Full Value Awards)	6,560,268	23,428,375	29,988,643
Cancellations	(2,533,016)	(2,614,738)	(5,147,754)
Outstanding Grants (with Adjustment for Full Value Awards)	4,027,252	20,813,637	24,840,889
Shares Currently Authorized for Issuance			27,433,333
Shares Currently Remaining Available for Grant			2,592,444

    For a description of the 2006 Plan, see “ — Summary Description of the 2006 Plan” below.

If our shareholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2006 Plan will continue in effect.

Summary Description of the 2006 Plan
In 2006, the Board adopted, and our shareholders approved, the 2006 Plan. The 2006 Plan has since been amended on certain occasions, most recently on May 11, 2023 when our shareholders approved an increase to the total number of authorized shares to 27,433,333. On April 8, 2024, the Board approved, subject to and effective upon shareholder approval, the amendment and restatement of the 2006 Plan to increase the number of shares authorized for issuance thereunder by 1,750,000 shares and extend the term until April 7, 2034. If the proposal to amend and restate the 2006 Plan is approved by our shareholders, the total number of authorized shares will increase to a total of 29,183,333 shares, and the term of the 2006 Plan will be extended for a term of ten (10) years following the effective date of the amendment and restatement.
The following summary of the material features of the 2006 Plan is qualified by reference to the terms of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix A in substantially the form in which it will take effect if this Proposal 2 is approved by the shareholders. The 2006 Plan has also been filed electronically with the SEC and, together with this Proxy Statement, can be accessed on the SEC’s website at www.sec.gov. You may also obtain, free of charge, a copy of the 2006 Plan by writing to our Secretary, care of Pixelworks, Inc. at 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224. If shareholder approval of this proposal is not obtained, no additional grants of RSUs, PRSUs, options to purchase shares of common stock, SARs, or restricted shares under the 2006 Plan in excess of those authorized for issuance prior to the amendment and restatement would be made.

Eligibility
    All of our employees, Directors and consultants are eligible to participate in the 2006 Plan. As of March 15, 2024, we had approximately 237 employees and six non-employee Directors. Our Named Executive Officers (as defined below) received RSUs under the 2006 Plan in 2022 as set forth in this Proxy Statement in "Long-Term Equity Awards" table under "Executive Compensation." Our non-employee Directors received RSUs under the 2006 Stock Plan in 2023 as set forth in this Proxy Statement under "Information About our Board of Directors — Director Compensation."

Administration
    The 2006 Plan is required to be administered by the Board or a committee appointed by the Board. The 2006 Plan is currently administered by the Compensation Committee of the Board, which is composed of members that are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Subject to applicable law, our Board may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under the 2006 Stock Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board. All questions of interpretation or application of the 2006 Plan are determined in the sole discretion of the Board or the Compensation Committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board are permitted to participate in the 2006 Plan.
    Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to construe and interpret the 2006 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2006 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2006 Plan, the Compensation Committee also selects from among the eligible persons those individuals who will receive awards under the 2006 Plan, the type(s) of award(s) any such individual will receive and the terms of any such awards.

Shares Subject to the 2006 Plan
    The maximum cumulative aggregate number of shares of our common stock to be issued under the 2006 Plan and currently approved by shareholders is 27,433,333, subject to adjustment as described below. At the Annual Meeting, the shareholders are being asked to approve an amendment and restatement of the 2006 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,750,000 shares. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options would also be increased to the same number.
    Shares that are subject to or underlie awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan. The following types of shares will not be available for future award grant purposes under the 2006 Plan: (1) shares subject to a stock option or SAR that are not issued or delivered as a result of the net settlement of the award; (2) shares used to pay the exercise price or withholding taxes related to an outstanding award; or (3) shares repurchased on the open market using the proceeds of the exercise of a stock option.
    No employee may receive options or SARs under the 2006 Plan that cover more than 250,000 shares cumulatively in any fiscal year, except that options or SARs covering up to an additional 250,000 shares may be granted in connection with a person’s initial employment with the Company.
Restricted Stock Units
The Compensation Committee grants RSUs to participants subject to the terms and conditions established by the Compensation Committee. RSUs give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in an RSU agreement. Generally, an RSU is to be settled promptly after vesting by delivery of the shares subject to the RSU award. If the vesting date occurs during a trading blackout period, certain of our RSU award agreements provide for the automatic deferral of stock delivery until the end of such blackout period.

Performance Stock and Performance Units
The PRSUs are subject to the terms and conditions established by the Compensation Committee. The terms of any awards of PRSUs will be set forth in an agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms, conditions, and restrictions of any such agreements, which need not be identical. PRSUs give an award recipient the right to acquire a specified number of shares of our common stock at a future date based on performance criteria set forth in the award agreement. The Compensation Committee may, at the time of the grant, condition payment of the PRSUs on the completion of a minimum period of service or other conditions. Unless otherwise determined by the Compensation Committee, in the event of a termination of service during a performance period for any reason, all of a participant's rights to performance stock and performance units related to such performance period shall be immediately forfeited and cancelled as of the date of such termination.
The 2006 Plan sets forth performance criteria that may be used in the case of performance stock and performance units. At the discretion of the Compensation Committee, performance criteria may be based on the total return to the Company’s shareholders or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) total shareholder return; or (xxxii) such other criteria as may be determined by the Compensation Committee. Performance criteria may be established on a company-wide basis or with respect to one or more business units, divisions, or subsidiaries.
For 2022 and 2023, the Compensation Committee made PRSU grants to the Named Executive Officers with a performance period covering fiscal years 2022, 2023, 2024 and 2025. For a description of the 2022 and 2023 PRSUs, see “ — Performance Restricted Stock Units (“PRSUs”)” below.
Other Types of Awards
Under the 2006 Plan we can also grant stock options and stock-settled SARs. However, only employees may receive Incentive Stock Options. The 2006 Plan allows us to grant to our employees, Directors and consultants awards of restricted stock, and stock bonuses.
Stock Options: The Compensation Committee may grant stock options to participants subject to the terms and conditions established by the Compensation Committee. A stock option represents a right to purchase a specified number of shares of our common stock at a certain exercise price during a specified period. A stock option may be in the form of an Incentive Stock Option or a stock option that does not qualify for incentive treatment (a “Nonqualified Stock Option”) under the Code. The option award agreement will specify the vesting, exercisability and other terms of the award. The maximum term of an option granted under the 2006 Plan is six years (or five years in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company).
SARs: The Compensation Committee may grant SARs to participants subject to the terms and conditions established by the Compensation Committee. The term of a SAR may not exceed six years. When exercised, a SAR entitles the participant to a payment based on the excess of the fair market value of a share of common stock on the exercise date over the fair market value of a share of common stock on the grant date. Payment shall be made solely in shares of our common stock. The SAR award agreement will specify the vesting, exercisability and other terms of the award.

Stock Retention Requirement for Certain Executive Officers
At the 2018 Annual Meeting, the shareholders approved an amendment and restatement of the 2006 Plan which requires the principal executive officer, principal financial officer and chief operating officer, if any, who receive any future awards to hold the shares of common stock issued pursuant thereto (net of shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for a period of twelve (12) months following the later of the date of issuance of the shares to the participant or, in the case of shares issued as restricted stock, the date of vesting of such shares. This holding period requirement is included in the award agreements for executive officers and ceases to apply (i) following the participant'’s termination of employment with the Company, (ii) at such time as the participant has met such share ownership guidelines as may be adopted by the Board and as are applicable to the participant, or (iii) the occurrence of a merger, asset sale or similar event involving the sale of the Company.

Adjustments upon Changes in Capitalization, Merger and Consolidation
If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which awards may be granted, as well as in the price per share of the common stock covered by each outstanding award. No fractional shares of common stock will be issued on account of any of the foregoing adjustments.
Except as otherwise provided in an Award Agreement or a change of control and severance agreement, in the event of a change of control (as defined in the 2006 Plan), each outstanding award will be subject to the agreement documenting the change of control. If the Company is not the surviving corporation following a change of control, and the acquirer does not assume or does not substitute an equivalent award relating to the securities of such acquirer or its parent or subsidiary, then (A) all outstanding options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms; (B) all restrictions and vesting requirements applicable to any awards based solely on the continued service of the grantee will terminate; and (C) all awards the vesting or payment of which are based on performance criteria will vest as though such performance criteria for the relevant performance period(s) were achieved at target.
The Compensation Committee currently administers the 2006 Plan with limited discretion to accelerate vesting. Any acceleration of PRSUs is subject to the terms and conditions of the performance-based restricted stock unit agreements. The RSUs may be accelerated according to the terms of the change of control and severance agreements that the Company has entered into with its executive officers. Outside of these arrangements, awards are rarely accelerated and usually in the context of a separation and release agreement. For a description of the award acceleration, see “— Potential Payments Upon Termination or Change in Control” below.

Transferability of Awards
    An award granted under the 2006 Plan will be nontransferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during the recipient’s lifetime only by the recipient or by his or her guardian or legal representative, except as otherwise specifically provided for in the award agreement. More particularly, an award may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process, except as otherwise specifically provided for in the award agreement.

Conditions to Issuance of Stock Certificates; Legends
In order to enforce any restrictions imposed upon common stock issued upon exercise of any option or SAR granted under or any shares sold or issued pursuant to the 2006 Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Exercise or Purchase Price
The exercise price of each Incentive Stock Option, Nonqualified Stock Option and SAR granted under the 2006 Plan will be determined by the Compensation Committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 2006 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company). Whether an option granted under the 2006 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the Compensation Committee at the time the Compensation Committee acts to grant the option and will be set forth in the related stock option agreement. “Fair Market Value” for purposes of the 2006 Plan means the closing price of a share of common stock on a national exchange on which shares of common stock are then trading, if any, on the last market trading day on or before the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the Compensation Committee in its discretion. On March 15, 2024, the Fair Market Value was $2.77 per share based on the closing price of the common stock as reported on the Nasdaq Global Market.
In the discretion of the Compensation Committee, the exercise price of any option or SAR granted under the 2006 Plan and the sale price of any shares sold under the 2006 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable law) delivered at the time of exercise. RSUs may only be settled in shares of our common stock. In the discretion of the Compensation Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the Compensation Committee. So-called cashless exercises as permitted under applicable rules and regulations of the SEC and the Federal Reserve Board also will be permitted in the discretion of the Compensation Committee.
Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.
No Repricing
In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or SAR award under the 2006 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Amendment and Termination
    The Board may at any time suspend, amend or terminate the 2006 Plan and may, with the consent of an award holder, make such modifications to the terms and conditions of such recipient’s award as it deems advisable; provided, however, that the Company must obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Code or with rules promulgated by Nasdaq. The amendment, suspension or termination of the 2006 Plan will not, however, without the consent of the participant to be affected, alter or impair any rights or obligations under any award.

Privileges of Stock Ownership
    A participant in the 2006 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Termination
    Unless earlier terminated by the Board or the Compensation Committee, the 2006 Plan will terminate automatically as of the close of business on April 9, 2033. The termination of the 2006 Plan will not affect the validity of any award agreement outstanding at the date of such termination. However, if the shareholders approve this proposal to amend and restate the 2006 Plan, then the term will be extended through April 7, 2034, the day preceding the tenth anniversary of the effective date of the Board's approval of such amendment and restatement.

Certain United States Federal Income Tax Consequences to Recipients of Awards

The following is only a summary of certain United States federal income tax consequences to recipients of awards under the 2006 Plan and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF AWARDS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.

Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Recipients who receive Nonqualified Stock Options or SARs will be subject to taxation upon exercise of such options or SARs on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options or SARs. This spread is treated as ordinary income to the recipient, and the Company is permitted to deduct as a compensation expense a corresponding amount. Nonqualified Stock Options and SARs do not give rise to a tax preference item subject to the alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock bonuses, stock units and other stock-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used in section 280G of the Code), the employee may be subject to an additional tax of 20% and the Company may not be permitted to deduct the portion of the compensation as valued for the purposes of section 280G of the Code attributable to the acceleration if it exceeds certain threshold limits under the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Other

In addition to a potential loss of deduction under section 280G of the Code in connection with a change in control, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers in any taxable year of the company.
The 2006 Plan is not a tax-qualified deferred compensation plan under 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2006 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

New Plan Benefits Under the 2006 Plan
    The grant of additional stock-based awards under the 2006 Plan in the future and the nature of any such awards are subject to the discretion of the Compensation Committee (or, in the case of awards to non-employee Directors, the Board). Accordingly, other than the annual grants to our non-employee Directors, it is not possible to determine the number, amount and type of awards to be granted under the 2006 Plan as a result of the proposed amendment (or that would have been granted in 2023 had this proposed amendment of the 2006 Plan then been in effect). The annual grants on the date of the Annual Meeting for non-employee Directors will vest on the earlier of the day before the next annual meeting that follows the grant date and the first anniversary of the grant date. The following table shows the amount of such awards.

Name and Position	Market Value of RSUs ($)	Number of shares subject to RSU's
All current directors who are not executive officers, as a group (6 persons)	570,000	205,777	(1)

(1)     The annual RSU award to be granted to the six non-employee Directors on the date of the Annual Meeting will cover that number of shares equal to $95,000 divided by the average 30-day closing price of our stock. For purposes of estimating the number of shares to be subject to these RSUs during 2024, the March 15, 2024 closing price of $2.77 has been used.
Equity Compensation Plans
For more information on our equity compensation plans, please see the section titled “Information About Our Equity Compensation Plans” below.

Required Vote

The Board believes that approval of the 2006 Plan will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the amendment and restatement of the 2006 Plan.

With respect to the approval of the 2006 Plan, shareholders may vote "for," "against" or "abstain" from voting on this proposal. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. This means that the number of shares voted “for” a proposal must exceed the number of shares voted "against" such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE PIXELWORKS, INC. AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS
    The following table provides information as of December 31, 2023 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under compensation plans (excluding securities in first column) (3)
Equity Compensation Plans Approved by Security-holders (4)	4,378,817	(5)	$2.28	3,932,380
Equity Compensation Plans Not Approved by Security-holders	—		—	—
Total	4,378,817		$2.28	3,932,380

(1)Excludes purchase rights under the 2010 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for 18 month offering periods with purchases every six months. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock on each purchase date, with a maximum annual purchase amount of $25,000. The purchase price per share is equal to 85% of the lower of the fair market value of the common stock on (i) the offering date or (ii) the purchase date.
(2)Represents the weighted-average exercise price of outstanding stock options.
(3)Includes 1,409,824 shares that were available for future issuance under the ESPP and 2,522,556 shares that were available for future issuance under the 2006 Plan. The shares available for awards under the 2006 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under that plan, including stock options, stock appreciation rights, restricted and unrestricted stock awards and other stock-based awards.
(4)Consists of the 2006 Plan and the 2010 ESPP.
(5)Includes 391,000 options 3,544,483 restricted stock units, and 443,334 performance-based restricted stock units. The weighted average exercise price reported in the “Weighted average exercise price of outstanding options, warrants and rights” column does not take the restricted stock unit and performance-based restricted stock unit awards into account. For performance-based restricted stock units, amounts reflected in this table assume payout in shares at 100 percent of target. The actual number of shares issued can range from zero percent to 110 percent of target depending on achievement of performance objectives.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Overview, the Summary Compensation Table and the related compensation tables and narrative.
As described in the “Executive Compensation — Compensation Overview” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•Pay for performance: Achieved by linking components of executive compensation to individual contributions as well as corporate results. Further, long-term incentive awards, granted in the form of stock options or restricted stock awards, are designed to reward executive officers for the creation of long-term shareholder value.
•Recognize fiscal responsibility and corporate stewardship: Achieved by providing limited perquisites and double trigger change in control benefits and no tax gross-ups.
•Attract and motivate the best executives to Pixelworks: Achieved by creating compensation packages that are at the midpoint of comparable companies with which we compete for executive talent.
We urge shareholders to read the “Executive Compensation — Compensation Overview,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation — Compensation Overview” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has supported and contributed to our success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the compensation tables and narrative discussions is hereby approved, on an advisory basis.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is not binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation programs. Consistent with the shareholders' 2019 advisory vote on the frequency of holding an advisory vote on Pixelworks’ executive compensation, we are seeking an advisory vote on executive compensation every year until the next required shareholder vote on the frequency of shareholder votes on executive compensation.
Required Vote
    With respect to this proposal, shareholders may vote "for," "against" or "abstain" from voting. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. This means that the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF,
ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth, as of March 15, 2024, information about the executive officers of the Company.

Name	Age	Position
Todd A. DeBonis	59	President and Chief Executive Officer
Haley F. Aman	42	Chief Financial Officer
The information provided below is biographical information about each of our executive officers as of March 15, 2024.
TODD A. DEBONIS — Information concerning Mr. DeBonis is set forth under “Proposal No. 1: Election of Directors.”
HALEY F. AMAN has served as Chief Financial Officer since January 2022, Vice President of Finance since April 2021, as Corporate Controller since January 2013, and as Assistant Controller since January 2011 when she initially joined the Company. Prior to that, Ms. Aman spent just over 5 years at Deloitte & Touche LLP, from 2005 to 2011, an accounting firm, in the Audit and Enterprise Risk Services department. Ms. Aman holds a Bachelor of Science in Accounting from the University of Oregon and a Bachelor of Science in Finance from Portland State University. Ms. Aman is a Certified Public Accountant (inactive) in the State of Oregon.

EXECUTIVE COMPENSATION
Compensation Overview
This Compensation Overview describes the material elements of compensation awarded to, earned by or paid to the Company’s "Named Executive Officers" who are:
•Todd A. DeBonis, President and Chief Executive Officer
•Haley F. Aman, Chief Financial Officer
Recap of Fiscal Year 2023
    Compensation of our Named Executive Officers is intended to facilitate the achievement of annual corporate goals as well as the performance of long-term business objectives. In 2023, our achievements included:
•Increased mobile revenue 33% from 2022 to a record $30 million.
•Completed final development milestones on a next-generation integrated circuit product for a large projector OEM customer associated with the co-development agreement entered into in 2021.
•Announced multi-year agreement with Walt Disney Studios to bring initial collection of TrueCut MotionTM® graded titles to select home entertainment devices through the Disney+ streaming service.
Pay for Performance
Despite the achievements identified below, and in keeping with the Company’s pay-for-performance philosophy, our Named Executive Officers did not receive full payouts under our two main performance-based incentive programs.
As described in more detail below in the section entitled, "Annual Cash Incentives" each of the performance metrics is individually evaluated and payout is made only if certain thresholds for each are met. In 2023, we achieved our threshold revenue target of $54 million, but did not achieve our goal of positive non-GAAP adjusted EBITDA. While we achieved our operational goals under the Executive Management Bonus Plan, the payout for that portion of the plan was reduced to 60% of the actual achievement for each operational objective because the non-GAAP adjusted EBITDA goal was not met. Accordingly, our Executive Management Bonus Plan paid out at 38.4% of target.
In addition, as described in more detail in the section entitled “Long-Term Equity Awards—2023 Performance Restricted Stock Units,” only two of the four revenue goals set for the fiscal 2023 performance period under the 2021, 2022 and 2023 PRSUs granted to our NEOs were achieved (amounting to 60% achievement).
While we continue to make progress toward our company goals, as evidenced by the achievement of our rigorous operational goals, payouts under our Executive Management Bonus Plan and for the 2023 performance period under our long-term equity incentives tracked with our financial and TSR performance in 2023.
Role of the Compensation Committee
The Compensation Committee is directly responsible for overseeing the Company’s compensation programs and may not delegate its authority in this respect to any other persons. Annually, the Compensation Committee evaluates the performance of our CEO and other executive officers and determines compensation in light of the goals and objectives of the compensation program for that year. As part of that responsibility, the Compensation Committee determines all compensation for the Company’s Named Executive Officers. For executive officers other than the CEO, the Compensation Committee considers the recommendation of the CEO in making its compensation determinations.

From time to time, the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to CEO, executive and Director compensation, trends in CEO, executive and Director compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee. During 2023, the Compensation Committee directly engaged Compensia, an independent compensation consultant (the "Compensation Consultant") to provide executive compensation consulting services which included a review of our executive compensation programs, an update as to executive compensation trends generally and among our peer companies, and recommendations regarding our compensation programs. The Compensation Consultant did not provide any other services to the Company and did not provide services in excess of $120,000. In connection with its engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing upon the Compensation Consultant’s independence prescribed by the Nasdaq listing rules including, but not limited to, the amount of fees paid to the Compensation Consultant, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact independence. After reviewing these and other factors, the Compensation Committee determined that the Compensation Consultant was independent and that its engagement did not present any conflicts of interest.

Executive Compensation Program Objectives and Philosophy
    The objectives of the Company’s executive compensation program are as follows:
1.Attract and motivate the best executives to the Company;
2.Reflect our pay for performance philosophy;
3.Reward executives for their contributions to the Company’s strategic and financial success and for creating shareholder value; and
4.Recognize fiscal responsibility and corporate stewardship.
    The Compensation Committee’s executive compensation decisions are based on the following core principles:
1.Link pay to performance. The components of our executive compensation package are linked to individual contribution as well as corporate results. Long-term incentive awards, granted in the form of stock options or restricted stock unit awards, are designed to reward executive officers for the creation of long-term shareholder value.
2.Provide competitive compensation. Our compensation programs are designed to be competitive within the various markets in which we compete for executive talent.
3.Establish levels of compensation that are appropriate for the size and financial condition of the Company.

Shareholder Advisory Vote on Executive Compensation
    At our 2023 Annual Meeting of shareholders, our Shareholders cast an advisory vote on the compensation of our Named Executive Officers (a “say-on-pay” vote). A majority (72%) of the votes cast at that meeting (excluding abstentions and broker non-votes) approved, on an advisory basis, the compensation of our Named Executive Officers that was set forth in the related proxy statement. In evaluating our executive compensation program following this advisory vote, the Compensation Committee has considered the results of the say-on-pay vote as well as other factors discussed in this Compensation Overview. While each of these factors informed the Compensation Committee’s decisions regarding the compensation of our Named Executive Officers, the Compensation Committee has not implemented significant changes to our executive compensation program since that time.

Data Considered in Determining Executive Compensation
    In establishing executive compensation, the Compensation Committee does not engage in formal benchmarking activities, but does review the compensation practices of other companies as background information for its compensation decisions. Data provided by the Compensation Consultant in 2023 was focused on companies in the semiconductor industry and companies with similar total revenue as Pixelworks (the “Peer Group”). The Compensation Consultant provides data with respect to base salary, target bonus, and long term incentive values including both RSUs and Performance RSUs all of which make up total direct compensation. Although, we target our total direct compensation (as defined below) levels at the midpoint for comparable positions at the Peer Group, it is only one of many other factors, including the qualitative factors described below, that are evaluated by the Compensation Committee, and no specific weightings are attached to any of these factors and the emphasis placed on each factor may differ from individual to individual. During 2023, we considered data from the following Peer Group (which is unchanged from the peer group used in 2022):

Airgain, Inc.	Akoustis Technologies, Inc.	AXT, Inc.
CEVA, Inc.	CyberOptics Corporation	DSP Group, Inc.
EMCORE Corporation	Everspin Technologies, Inc.	GSI Technology, Inc.
Immersion Corporation	Impinj, Inc.	inTEST Corporation
Intevac, Inc.	Kopin Corporation	Lantronix, Inc.
PDF Solutions, Inc.	Transphorm, Inc.

Elements of Our Executive Compensation Program
Our executive compensation program consists of fixed and variable cash compensation and equity-based compensation (together with cash compensation, “total direct compensation”), as well as severance and change of control benefits. When setting executive compensation, the Compensation Committee does not target a specific mix of fixed and variable compensation; however, the Compensation Committee does believe that variable cash compensation and equity-based compensation should constitute a significant portion of total compensation and that compensation should vary based on performance.
Additionally, the Compensation Committee does not target a specific mix of short-term variable compensation and long-term variable compensation. Typically, cash incentives are awarded after consideration of the accomplishment of financial, product and market development goals, and long-term incentives are aimed at aligning the interests of our Named Executive Officers with those of shareholders by focusing on long-term growth and stock performance. The Compensation Committee views all of these objectives as critical.
The following narrative describes each component of our executive compensation program, explains why each is included in the program and provides details of certain specific compensation arrangements for the Named Executive Officers for fiscal year 2023.
Base Salaries
The Compensation Committee believes that it is appropriate for our executive officers to receive a competitive level of fixed compensation in the form of a base salary. Base salaries provide a stable source of fixed income for the executive officers and help promote retention.
None of our Named Executive Officers have employment agreements or other contractual rights to receive fixed base salaries. Instead, base salaries for the Named Executive Officers are determined by the Compensation Committee based on its annual review and from time to time. When determining the appropriate base salary for each executive, the Compensation Committee considers a variety of factors, such as the executive’s experience, job responsibilities and performance, the base salaries paid for similar positions with respect to both comparable companies and the Compensation Committee’s general knowledge of the industry, the Company’s financial performance and position, and recommendations from the CEO (as to executive officers other than himself). No specific performance goals or weightings are attached to any of these factors in establishing base salaries, and the emphasis placed on each factor may differ from individual to individual.
The base salary earned by each Named Executive Officer during 2023 is reported in the “Summary Compensation Table” below.

Annual Cash Incentives
The Named Executive Officers are generally eligible to receive cash bonuses each year as determined by the Compensation Committee. In accordance with our compensation program, objectives related to rewarding the Named Executive Officers for their contributions to the Company’s strategic and financial success, the Compensation Committee’s intent is to set challenging yet attainable financial and operational goals for the Named Executive Officers to work toward in the coming year. The 2023 target bonus for Mr. DeBonis, was equal to 100% of his annual base salary and the 2023 target bonus for Ms. Aman was equal to 50% of her annual base salary.
In March 2023, the Compensation Committee approved an annual cash bonus plan for fiscal year 2023 for our Named Executive Officers (the “Executive Bonus Program”), The Compensation Committee determined that optimizing sales and profitability for our shareholders were the critical measures for management's performance, and therefore bonuses are based on the achievement of the following performance measures and weightings:

Weighting	Performance Measures
20%	Non-GAAP earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”)
80%	Achievement of four specified operational objectives. Namely: •Home & Enterprise Objective •Mobile Objective •Cinema Objective •Pixelworks Shanghai Strategic Plan Objective
In addition, our 2023 Executive Bonus Program incorporates a Revenue metric which modifies the payout opportunities under the other objectives. Specifically, the 2023 Executive Bonus Program provides that no bonuses will be paid if both the threshold for Revenue performance ($50 million) and the threshold of for non-GAAP adjusted EBITDA performance are not achieved. If the non-GAAP Adjusted EBITDA threshold is not achieved but Revenue is greater than threshold, each operational objective achieved will be paid at 60% of actual achievement. The 2023 Executive Bonus Program also provides that operational objectives achieved will be paid at 100% of their target if the revenue exceeds $54 million and the non-GAAP adjusted EBITDA performance measures exceeds the threshold.
The 2023 Executive Bonus Program as initially adopted provided for a threshold of positive non-GAAP adjusted EBITDA performance measure and a target of $8 million, with an out-performance opportunity of two times the portion of the bonus attributed to non-GAAP adjusted EBITDA if non-GAAP adjusted EBITDA exceeds $8 million and all of the operational objectives are achieved.
In 2023, the non-GAAP Adjusted EBITDA threshold was not achieved resulting in no payout under that portion of the 2023 Executive Bonus Program. In addition, as our Revenue goal was achieved at threshold, the operational objectives portion of the 2023 Executive Bonus Program was paid out at 60% of actual resulting in a cumulative weighted achievement level of 48.0% under the operational objective portion of the program and an overall achievement percentage of 38.4% based on the following achievements.
Initially, the Pixelworks Shanghai Strategic Plan Objective approved by the Compensation Committee was to successfully complete and file an application for an initial public offering of Pixelworks Shanghai’s stock on the Shanghai Stock Market. However, due to the changes in regulatory policy regarding the public markets in China, the Board and the Company’s management, on consultation with the Company’s IPO advisors, decided the best course of action was to complete the application but delay the filing until such time as the IPO conditions improved. Accordingly, in November 2023 the Compensation Committee determined that it was appropriate to revise this performance goal to instead be the completion of the application for such IPO without the requirement to file such application. The Compensation Committee did not adjust the performance goals for any other element of the plan.
•Home & Enterprise Objective – successfully accomplished production and development goals..
•Mobile Objective – successfully met strategic customer acquisition goals, including design wins at multiple OEMs and successfully accomplished development goals.
•Cinema Objective – successfully met goal to license TrueCut MotionTM® to a major streaming service.
•Pixelworks Shanghai Strategic Plan Objective – completed the preparation of the STAR market IPO application.
The table below sets forth the performance goals, weighting, minimums, targets, maximums and actual results, as well as the payout as a percentage of the applicable bonus opportunity.

2023 Annual Cash Incentive Performance Goals
Performance Goals	Weight	Threshold	Achievement Level at Threshold	Target	Achievement Level at Target	Maximum	Achievement Level at Maximum	Actual Results	Actual Achievement Level
Non- GAAP Adjusted EBITDA(1)	20%	$—	20%	$8,000,000	100%	> $8,000,000	200% if all of the operational objectives are met	$(18,786,000)	0%
Revenue	—	$50,000,000	—	—	—	$54,000,000	—	$59,677,000	—
Home & Enterprise Objective	10%	—	—	Achieve Goal	100%	—	—	Achieved	100%
Mobile Objective	30%	—	—	Achieve Goal	100%	—	—	Achieved	100%
Cinema Objective	20%	—	—	Achieve Goal	100%	—	—	Achieved	20%
Pixelworks Shanghai Strategic Plan Objective	20%	—	—	Achieve Goal	100%	—	—	Achieved	100%

Calculations used to determine the actual incentive amounts earned by each applicable named executive under each of the performance goals are set forth below:
A.	B.	C.	D.	E.	F.	G.
Name	Target Incentive Amount	Performance Goal	Weight	Achievement Level	Weighted Achievement Level(2)	Incentive Amount Earned (B times F)
Todd A. DeBonis	$450,500	Non-GAAP Adjusted EBITDA (1)	20%	0%	0%	—
		Revenue	—	—	—	—
		Home & Enterprise Objective	10%	100%	6%	27,030
		Mobile Objective	30%	100%	18%	81,090
		Cinema Objective	20%	20%	2.4%	10,812
		Pixelworks Shanghai Strategic Plan Objective	20%	100%	12%	54,060
		Total Incentive Amount Earned				$172,992

Haley F. Aman	$145,800	Non-GAAP Adjusted EBITDA (1)	20%	0%	0%	—
		Revenue	—	—	—	—
		Home & Enterprise Objective	10%	100%	6%	8,748
		Mobile Objective	30%	80%	18%	26,244
		Cinema Objective	20%	50%	2.4%	3,499
		Pixelworks Shanghai Strategic Plan Objective	20%	100%	12%	17,496
		Total Incentive Amount Earned				$55,987

(1) Adjusted EBITDA is a non-GAAP financial measure and is derived from GAAP net income (loss). See Appendix B to this Proxy Statement for additional detail regarding non-GAAP adjusted EBITDA and the reconciliation of this metric to GAAP net income (loss).
(2) As described above, because revenue is above $50M, but non-GAAP adjusted EBITDA is less than $0M, each of the operational objectives achieved were paid at 60% of actual achievement.
The Compensation Committee believes that the Executive Bonus Program’s revenue and non-GAAP adjusted EBITDA thresholds for 2023 were appropriate and rigorous based on their review of the Company’s operating plan for 2023, the Company’s historical performance and the industry outlook at the relevant time. The Compensation Committee evaluates the thresholds and performance goals closely each year to secure a proper level of rigor to align with our pay for performance philosophy.

Long-Term Equity Awards
The Compensation Committee believes that the Named Executive Officers' long-term compensation should be directly linked to the value provided to shareholders.
The Compensation Committee determines the size and frequency of each Named Executive Officer's equity awards annually by assessing the relative position and responsibilities of each executive, individual performance of each executive, anticipated contributions of each executive to the Company, previous equity-based awards granted to such executive, and awards given to similar positions among comparable companies (with no specific performance goals or weightings assigned to the foregoing factors). In general, executive officers receive an initial grant of equity on their date of hire. The Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to retain executives or to recognize other special circumstances. Currently, our long-term equity awards are a mix of time-based and performance-based awards, which is consistent with practices among our peer group, and are granted under the 2006 Plan.
In 2021, the Compensation Committee approved the introduction of Performance Restricted Stock Units (PRSUs) into the Company’s long-term equity award program for the Named Executive Officers, with the intent of increasing the percentage of our such PRSUs relative to the overall number of shares granted to each individual over a period of time.
In 2023, the Committee again granted the Named Executive Officers’ long-term compensation in the form of RSUs and PRSUs discussed in more detail below.
2023 Restricted Stock Units
In March 2023, the Compensation Committee awarded each of Mr. DeBonis and Ms. Aman an awards of 250,000 RSUs and 150,000 RSUs, respectively, which vest over a three-year period. The vesting period of these awards encourage long-term perspective and retention. The RSUs vested 10% beginning on November 15, 2023 and continue to vest 10% each quarter thereafter, ending on February 15, 2026, subject to continued service through each vesting date.
2023 Performance Restricted Stock Units
In March 2023, the Compensation Committee continued its practice of granting an increasing portion of our Named Executive Officers’ awards in the form of PRSUs, with Mr. DeBonis receiving PRSU grants with a target of 200,000 shares (or 44% of the shares subject to Mr. DeBonis’s 2023 equity awards). This represents an increase in the percentage of shares granted in the form of PRSUs to Mr. DeBonis compared to 2022 when he received 39% of his shares in the form of PRSUs. Ms. Aman also received 80,000 shares in the form of PRSUs. In each case, the number of PRSUs that may ultimately be paid out to the Named Executive Officers range from 0% to 110% of the target, subject to the performance goals described below.
The performance period for the 2023 PRSUs covers fiscal years 2023, 2024, and 2025. As recommended by the Compensation Consultant, the 2023 PRSUs are eligible to vest in three tranches, with one-third of the 2023 PRSUs eligible to vest with respect to each of the three fiscal years based upon achievement of performance goals approved by the Compensation Committee for such fiscal year. To vest in the PRSUs with respect to any fiscal year, the participant must remain in service with the Company through the date the Compensation Committee certifies the level of achievement of the performance goals for the applicable fiscal year. Absent extraordinary circumstances, the certification date with respect to each fiscal year occurring during the performance period will be no later than March 15th of the year following the end of the applicable fiscal year. Any PRSUs that do not satisfy the performance goals during the applicable fiscal year during which such PRSUs are eligible to vest will be forfeited immediately upon the application of the certification date upon which the Compensation Committee determines such performance goals have not been achieved. Given the dynamic nature of our industry, this PRSU design allows us to effectively scale and adjust our business to fluctuating market opportunities and conditions on an annual basis, while also remaining focused on long-term success and retention.

The fiscal year 2024 and 2025 performance goals during the performance period will be determined by the Compensation Committee during the first quarter of the applicable fiscal year. The fiscal year 2023 performance goals include four goals based on Company or business unit revenue and a multiplier based on total shareholder return (“TSR”) in relation to the TSR of its peer group companies during 2023 described below.
As determined by the Compensation Committee, the performance goals and results for 2023 were as follows:

Revenue Goal	Target for fiscal year 2023 (%)	Actual
Mobile 2023 Rev. ≥ $22MM	40	Achieved
Home & Enterprise 2023 Rev. ≥ $31MM	15	Not Achieved
Cinema 2023 Rev. ≥ $1.5MM	25	Not Achieved
Prepare application for IPO of Pixelworks Shanghai	20	Achieved
Target fiscal year 2023 PRSUs earned based on financial performance with respect to fiscal year 2023 is subject to +/- 10% modification based on the Company’s fiscal year 2023 TSR relative to the TSR during fiscal year 2023 of the Peer Group companies that comprised the Company’s peer group for fiscal year 2023 as set forth below:

Peer Company (N=17)
Airgain, Inc.	Akoustis Technologies, Inc.	AXT, Inc.
CEVA, Inc.	CyberOptics Corporation	DSP Group, Inc.
EMCORE Corporation	Everspin Technologies, Inc.	GSI Technology, Inc.
Immersion Corporation	Impinj, Inc.	inTEST Corporation
Intevac, Inc.	Kopin Corporation	Lantronix, Inc.
PDF Solutions, Inc.	Transphorm, Inc.
•If the Company’s TSR during fiscal year 2023 is ≥ the 55th percentile of TSR of peer group, then the actual payout of PRSUs for fiscal year 2023 (after determining percentage to be paid out based upon achievement of performance goals for fiscal year 2023) will be increased by 10%
•If the Company’s TSR during the fiscal year 2023 is between the 45th and 55th percentiles of TSR of peer group, then no modification of actual payout of PRSUs.
•If the Company’s TSR is < the 45th percentile of TSR of peer group, then the actual payout of PRSUs for fiscal year 2023 (after determining percentage to be paid out based upon achievement of performance goals for fiscal year 2023) will be decreased by 10%.
For 2023, the TSR for the Company and its peers was measured based on the 30 trading-day average stock price leading up to and including December 31, 2022, compared to the 30 trading-day average stock price leading up to an including December 31, 2023.
In 2023, the Mobile revenue and Pixelworks Shanghai strategic goals were met, which translated into vesting of 60% of the 2023 PRSUs. Accordingly, Mr. DeBonis and Ms. Aman vested in 88,000 and 28,000 PRSUs in 2023, respectively, and they forfeited 58,667 and 18,667 PRSUs, respectively. The Company’s TSR during the fiscal year 2023 was between the 45th and 55th percentiles of TSR of peer group, so there was no modification of actual payout of PRSUs.

Pay Versus Performance
The following table shows the past three fiscal years’ total compensation for our named executive officers ("NEOs") as set forth in the Summary Compensation Table ("SCT"), the “Compensation Actually Paid” to our named executive officers (as determined under SEC rules), our total shareholder return (TSR), and our net income/loss.
SEC rules require certain adjustments be made to the SCT totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as SCT total compensation adjusted to include the fair market value of equity awards as of December 31, of the applicable year or, if earlier, the vesting date (rather than the grant date).
Pay Versus Performance Table

Year	SCT Total for CEO (1) (2)	Compensation Actually Paid to CEO (1) (3)	Average SCT Total for Non-CEO NEOs (1) (2)	Average Compensation Actually Paid to Non-CEO NEOs (1) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR)	Net Loss (in thousands)
2023	$1,242,127	$1,037,663	$661,472	$565,279	$46	$(26,176)
2022	1,493,300	(16,869)	1,099,440	599,685	63	(16,030)
2021	1,644,355	2,868,801	764,230	1,260,369	156	(19,821)
(1)For each year shown, the CEO was Todd A. DeBonis. For 2023 and 2022, our only non-CEO NEO was Haley F. Aman. For 2021, our only non-CEO NEO was Elias N. Nader.
(2)Amounts in this column represent the “Total” column set forth in the SCT. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(3)The dollar amounts reported in these columns represent the amounts of “Compensation Actually Paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

Year	SCT Total	Less: Grant Date Value of Equity Awards	Plus: Change in Value of Awards Granted During the Current Year	Plus: Vesting Date Value of Awards that Vested During the Year	Plus: Year-Over-Year Change in Fair Value of Unvested Awards	Plus: Change in Value of Awards Vesting During the Current Year	Compensation Actually Paid
2023 - CEO	$1,242,127	$(625,500)	$556,750	$32,250	$(114,234)	$(53,730)	$1,037,663
2023 - Non-CEO NEO	661,472	(319,700)	281,650	19,350	(71,530)	(5,963)	565,279

2022 - CEO	1,493,300	(930,600)	548,700	31,800	(745,168)	(414,901)	(16,869)
2022 - Non-CEO NEO	1,099,440	(785,700)	371,700	—	(47,498)	(38,257)	599,685

2021 - CEO	1,644,355	(1,144,000)	1,445,770	134,250	397,951	390,475	2,868,801
2021 - Non-CEO NEO	764,230	(457,600)	616,000	37,590	223,965	76,184	1,260,369

Relationship Between Compensation Actually Paid and Performance Measures. The chart below shows, for the past three years, the relationship between the CEO and Non-CEO NEO “Compensation Actually Paid” and the Company’s TSR.

In the “Executive Compensation” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2023 Summary Compensation Table and related disclosures appropriately reward our CEO and the other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our shareholders. The values included in the columns for Compensation Actually Paid to our CEO and the other NEOs, calculated in accordance with newly adopted SEC disclosure rules, in each of the fiscal years reported above and over the two-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the pay-for-performance compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our CEO and the other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our CEO and the other NEOs and our shareholders.

Severance Benefits Payable Upon Termination or Change in Control
Individual agreements with each Named Executive Officer provide for severance benefits payable upon certain involuntary terminations of their employment with the Company. The benefits may be provided to incentivize executives to join the Company, to incentivize executives to remain with the Company, or to compensate executives when they are asked to take on new or extraordinary responsibilities. The Compensation Committee believes that the benefits provided are comparable with those provided to individuals in similar positions at similar companies.
Additionally, the Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of executives. To encourage executives to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provides executives with severance benefits if their employment is involuntarily terminated in connection with a change of control (i.e. double trigger).
A description of the specific severance benefits provided for each Named Executive Officer is included below under “Potential Payments Upon Termination or Change in Control.”
Other Benefits and Perquisites
All of our Named Executive Officers were eligible to participate in the Company's employee benefit plans, including its retirement, medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of its other employees. The Company does not maintain any executive-specific benefit or perquisite programs.
Other Compensation Considerations and Policies
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers. We reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of Pixelworks and its shareholders.
Assessment of Risk
    The Compensation Committee annually reviews the elements of compensation for our Named Executive Officers to determine whether any portion of the overall program encourages excessive risk taking. The Compensation Committee’s current assessment is that although the majority of compensation provided to our Named Executive Officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Compensation Committee believes that the design of these compensation programs encourages our Named Executive Officers to remain focused on both short-term and long-term strategic goals. Safeguards integrated into the Company’s compensation practices include: (1) the balance of short-term and long-term incentive compensation; (2) the use of time-based vesting criteria in long-term incentive awards to align holders’ interests with the Company’s prospects; (3) the use of multiple performance metrics in the annual cash incentive plan, each linked to overall Company progress as opposed to narrow targets; (4) the limitation of maximum payouts under our annual incentive program as well as the reservation of Compensation Committee negative discretion to reduce amounts payable thereunder; and (5) the limitation on annual awards under the Company’s stock incentive plan.

Stock Ownership, Holding or Retention Guidelines
Our 2006 Stock Plan requires the principal executive officer, principal financial officer and chief operating officer, if any, who receive any future awards after the amendment effective date to hold the shares of common stock issued pursuant thereto (net of shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for 12 months.
There are currently no other equity ownership, holding or retention requirements or guidelines that our Named Executive Officers or other employees must meet or maintain.
Policy Against Hedging
Our Insider Trading and Communications Policy prohibits directors, officers, employees and consultants from engaging in any form of hedging transactions in our stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or pledging our stock as collateral for a loan, trading in our securities on a short-term basis, purchases of our securities on margin, short sales of our securities and buying or selling puts or calls, or their equivalent positions, on our securities, without prior written pre-clearance.
Our Executive Compensation Recovery Policy
    In light of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank) and changing market practices, the Board of Directors adopted an Executive Compensation Recovery Policy in April 2019 in order to provide additional shareholder protections in advance of the final adoption by the SEC of regulations to implement the clawback rule mandated by Dodd-Frank. We amended and restated the Executive Compensation Recovery Policy in August 2023 in accordance with the SEC rules and Nasdaq Listing Standards effective on October 2, 2023, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our Section 16 officers on or after October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.

Narrative to 2023 Summary Compensation Table
    Please see "Compensation Overview" above for a complete description of compensation plans pursuant to which the amounts listed under the "Summary Compensation Table" were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Overview section also describes the equity awards provided as part of the Company's executive compensation program. The vesting of option awards and RSUs are as described in the tables below.
Summary Compensation Table
The following table sets forth the compensation of our Named Executive Officers for services rendered during 2023 and 2022. The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow as well as the Compensation Overview previously presented.

Name and Position	Year	Salary		Stock Awards (1) (2)	Non-Equity Incentive Plan Compensation (3)	All Other	Total
Todd A. DeBonis	2023	$443,635	(4)	$625,500	$172,992	$—	$1,242,127
President and Chief Executive Officer	2022	425,000		930,600	137,700	—	1,493,300
Haley F. Aman	2023	285,785	(5)	319,700	55,987	—	661,472
Chief Financial Officer	2022	270,000		785,700	43,740	—	1,099,440

(1)Except as noted below, this column represents the aggregate grant date fair value of RSU and performance awards granted during the applicable year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions used for the grants, see Note 12 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)The values listed above relate to 250,000 RSUs and 200,000 performance awards granted to Mr. DeBonis on March 17, 2023, 200,000 RSUs and 130,000 performance awards granted to Mr. DeBonis on March 11, 2022, as well as 150,000 RSUs granted to Ms. Aman on March 17, 2023, 80,000 performance awards granted to her on March 17, 2023 and 150,000 RSUs granted to Ms. Aman on January 7, 2022 and 60,000 performance awards granted to her on March 11, 2022.
(3)Bonus earned under the 2023 and 2022 bonus plans discussed above under "Annual Cash Incentives."
(4)Mr. DeBonis' salary was increased from $425,000 to $450,500 on April 1, 2023.
(5)Ms. Aman's' salary was increased from $270,000 to $291,600 on April 1, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End
    The following table presents restricted stock awards outstanding for the Named Executive Officers as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Todd A. DeBonis	25,000	(2)	32,750
	100,000	(3)	131,000
	225,000	(4)	294,750
				36,667	(5)	48,034
				86,667	(5)	113,534
				200,000	(5)	262,000
Haley F. Aman	3,000	(2)	3,930
	135,000	(6)	176,850
	112,500	(7)	147,375
				40,000	(5)	52,400
				80,000	(5)	104,800
(1)The market value of the shares is determined by multiplying the number of shares reported in the table by the closing price per common share of our common stock of $1.31 on December 31, 2023.
(2)RSUs vested on February 14, 2024.
(3)20,000 RSUs vested on February 14, 2024 and 20,000 will vest per quarter from May 15, 2024 ending on February 15, 2025.
(4)25,000 RSUs vested on February 14, 2024 and 25,000 will vest per quarter from May 15, 2024 ending on February 15, 2026.
(5)PRSUs will vest based on achievement of performance criteria over fiscal years 2023, 2024, and 2025. These awards are eligible to vest in three tranches, with one-third of the award eligible to vest with respect to each of the three fiscal years based upon achievement of performance goals approved by the Compensation Committee for such fiscal year. The 2023 performance goals were determined by the Compensation Committee in March 2023 and the fiscal year 2024 and 2025 performance goals will be determined by the Compensation Committee during the first quarter of the applicable fiscal year. For a description of the 2023 PRSUs, see “ — 2023 Performance Restricted Stock Units” above. The target number of PRSUs is presented assuming full achievement of performance goals for each fiscal year in the performance period.
(6)15,000 RSUs vested on February 14, 2024 and 15,000 will vest per quarter from May 15, 2024 ending on February 15, 2026.
(7)37,500 RSUs vested on February 15, 2024 and will vest 37,500 on February 14, 2025 and 37,500 on February 13, 2026.

Potential Payments Upon Termination or Change in Control
The Company has entered into the following arrangements with the Named Executive Officers that provide for severance benefits on certain terminations of employment. In each case, the severance benefits described below are contingent upon the individual providing a release of claims in favor of the Company.
Change of Control and Severance Agreement with Todd A. DeBonis and Haley F. Aman
On January 4, 2016, the Company entered into a Change of Control and Severance Agreement with Todd A. DeBonis and on April 11, 2019, the Company entered into an Amended and Restated Change of Control Agreement with Mr. DeBonis (the “DeBonis Severance Agreement”). On January 28, 2022, the Company entered into a Change of Control and Severance Agreement with Ms. Aman (the “Aman Severance Agreement,” and collectively, the “Severance Agreements”). Each of the DeBonis Severance Agreement and the Aman Severance Agreement provides for certain benefits in the event of an “involuntary termination.” An “involuntary termination” is a termination by the Company without “cause” or by the applicable named executive officer for “good reason” (as each of those terms is defined in the DeBonis Severance Agreement and the Aman Severance Agreement).
The Severance Agreements provide that in the event an involuntary termination occurs within six months prior to, or within twenty-four (24) months following for Mr. DeBonis and within twelve (12) months following for Ms. Aman, a “change of control” (as such term is defined in the Severance Agreements), the named executive officer will be entitled to the following benefits: (i) a lump sum cash payment equal to twelve (12) months of his or her base salary and the then-current year's target bonus as in effect as of the date of such involuntary termination or, if following the change of control and if greater, as in effect immediately prior to the change of control; (ii) accelerated vesting of all outstanding equity awards granted to him or her by the Company prior to the change of control; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination of the named executive officer until the earlier of when he or she (and any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA, or twelve (12) months from the date of termination. In the event of an involuntary termination that occurs within six months prior to a change of control, any acceleration of vesting of options and shares triggered by the change of control will occur immediately prior to the change of control and the named executive officer will have a minimum of six months following the change of control to exercise the options (or longer if a longer period would otherwise be applicable).
In the event of an involuntary termination at any time during the period that is from twelve (12) months after a change of control to twenty-four (24) months after a change of control, Ms. Aman would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twelve (12) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding equity that would otherwise have vested during the period that is from twelve (12) months after a change of control to twenty-four (24) months after a change of control.
In the event of an involuntary termination apart from a change of control, Mr. DeBonis or Ms. Aman would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twenty-four (24) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding equity awards that would otherwise have vested during the twelve (12) months following such termination, provided that for Ms. Aman, if an award has an annual vesting periods and an annual vesting period under such award straddles the end of the twelve (12) months following such termination, for such vesting period the portion of the award which is eligible to vest on the next annual vesting date shall be treated as vesting in equal monthly amounts instead of annually. In this event, the benefits would be calculated as if the date of the change of control were immediately following the date of the involuntary termination.
In the event the severance benefits under the Severance Agreements would be treated as excess parachute payments subject to excise taxes, the benefits would either be reduced to a level that would not trigger the excise taxes or would be paid in full, whichever results in the named executive officer retaining a greater benefit on an after-tax basis.

Performance-Based Restricted Stock Unit Agreement with Todd A. DeBonis and Haley F. Aman
Upon a change of control of the Company and subject to the Named Executive Officer’s continued service, the target number of 2021 or 2022 PRSUs subject to the tranche eligible to vest during the fiscal year in which the change of control occurs will be eligible to vest based on continued service as set forth below:
•If the PRSUs are assumed, continued, or substituted for by the acquiror in a change of control, the tranche of PRSUs eligible to vest during the year in which the change of control occurs will be pro-rated as of the closing date of the change of control, with a number of PRSUs vesting as of such closing equal to the number of PRSUs in the tranche, multiplied by a fraction equal to the number of days that have elapsed for the applicable fiscal year through the closing of the change of control, divided by 365, and the remaining PRSUs subject to the tranche will vest in equal quarterly installments over the remainder of the fiscal year, subject to continued service through each quarterly vesting date. The portion of PRSUs eligible to vest during the remainder of the fiscal year will be subject to double-trigger vesting acceleration in the event of a termination of service without cause or for a good reason event.
•Any tranches of the PRSUs eligible to vest with respect to any fiscal years after the year in which the change of control occurs will be cancelled and forfeited.
•If the PRSUs are not assumed, continued, or substituted for by the acquiror in a change of control, or if the Named Executive Officer is terminated without cause or for a good reason event upon the closing of the change of control, then 100% of the target number of PRSUs subject to the tranche eligible to vest with respect to the change of control will become fully vested as of the closing of the change of control.

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”), which is composed entirely of independent Directors, has selected Grant Thornton LLP ("Grant Thornton"), independent registered public accounting firm, as the auditors of the Company for the year ending December 31, 2024. The submission of this matter for approval by shareholders is not legally required; however, as a matter of good corporate practice, our shareholders are being asked to ratify this appointment. Before selecting Grant Thornton, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection but may elect to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.
On July 28, 2023, Armanino LLP (“Armanino”) resigned as the Company’s independent registered public accounting firm, effective as of the earlier of (a) the date the Company engaged a new independent registered public accounting firm or (b) the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023. Armanino advised the Company that its decision to resign was due to Armanino’s decision to exit from the practice of providing financial statement audit services to all public companies. Armanino is not required to and did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, neither the Board nor the Audit Committee participated in Armanino’s decision to resign.
Armanino’s audit report on the Company's consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2021 and December 31, 2022, and through the date of Armanino’s notification of resignation, there were no (a) disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Armanino’s satisfaction, would have caused Armanino to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events as described under Item 304(a)(1)(v) of Regulation S-K.
On September 11, 2023, the Audit Committee approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. As a result, Armanino ceased to serve as the Company’s auditors effective as of September 11, 2023. Armanino served as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
During the Company’s fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through September 11, 2023, neither the Company, nor anyone on the Company’s behalf, consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Representatives of Grant Thornton will be at the Annual Meeting and will be available to respond to appropriate questions. Grant Thornton does not plan to make a statement, but will have the opportunity to make one if desired.
Grant Thornton's report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.
Required Vote
    Shareholders may vote "for," "against" or "abstain" from voting on this proposal. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. This means that the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal. Abstentions are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP TO SERVE AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees paid to Grant Thornton during 2023 and 2022:

	2023	2022
Audit Fees (1)	$507,250	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$507,250	$—

(1)Audit Fees: Consists of fees billed for services rendered for the audit of the Company’s annual financial statements and reviews of the Company’s interim condensed consolidated financial statements. Also includes fees billed for reviews of registration statements and consents related to documents filed with the SEC.

Pre-Approval of Audit and Permissible Non-Audit Services
    The Audit Committee pre-approves any engagement under which the Company’s independent registered accounting firm provides audit or permissible non-audit services to the Company. The Audit Committee has adopted a policy for the pre-approval of these services. Under the policy, pre-approval may be general and apply to services that will be performed over an extended period of time, or specific. General pre-approvals apply for one year. The Company’s CFO and independent registered public accounting firm must provide the Audit Committee with the following information for each service to be approved: (i) the type of service to be performed; (ii) a detailed description of each particular service; and (iii) a range of fees and type of fee arrangement. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
    The authority to pre-approve services may be delegated to one or more designated members of the Audit Committee. If a designated member does pre-approve services, the pre-approval is reported to the full Audit Committee at its next regularly scheduled meeting. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountant's independence, including compliance with SEC rules and regulations. During 2023 and 2022, the Audit Committee pre-approved 100% of the services provided by Grant Thornton.

AUDIT COMMITTEE REPORT
    The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
    As further described in its charter, the Audit Committee oversees the corporate accounting, financial reporting practices and financial statement audits of the Company. Management has responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for planning and conducting audits in accordance with U.S. generally accepted auditing standards and for issuing an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with U.S. generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by management and the Company’s independent registered public accounting firm.
    Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial, and accounting matters.
    In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements and the Company’s internal control over financial reporting for the year ended December 31, 2023, with management and Grant Thornton (with and without management present), and management has represented to the Audit Committee that Pixelworks’ audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee’s review included a discussion with management of the quality of Pixelworks’ accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Pixelworks’ financial statements, including the disclosures related to critical accounting estimates.
    The Audit Committee discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received from Grant Thornton the written disclosures and letter required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed Grant Thornton’s independence with Grant Thornton.
    The Audit Committee has also evaluated the performance of Grant Thornton, including, among other things, the amount of fees paid to Grant Thornton for audit services related to the year ended December 31, 2023.
    Based on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted,

Dean W. Butler, Chairman
C. Scott Gibson
Daniel J. Heneghan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth information regarding the beneficial ownership as of March 15, 2024 of our common stock by:
(i)Each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock;
(ii)Each Director and each Director nominee of the Company;
(iii)Each Named Executive Officer (as defined below) of the Company; and
(iv)All current executive officers and Directors as a group.
    Applicable percentage ownership is based on 57,796,873 shares of common stock outstanding at March 15, 2024. Based on our review of statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, as of March 15, 2024, we had no beneficial owners of more than five percent of our common stock, except as noted below. For purposes of computing the amounts reported under "Number of Shares Beneficially Owned" and "Percentage Beneficially Owned" for each person or group of persons named below, the number of shares subject to stock options and RSUs that become exercisable or vest within 60 days of March 15, 2024 (which are shown in the columns to the right) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the beneficial ownership of any other person or group of persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Subject to Options Exercisable Within 60 Days of March 15, 2024	Number of RSUs That Vest Within 60 Days of March 15, 2024
5% or Greater Shareholders:
The Vanguard Group(2)	3,541,125	6.1%	—	—
Directors, Nominees and Named Executive Officers:
Amy L. Bunszel	194,995	*	33,484	50,959
Dean W. Butler	107,863	*	26,904	50,959
C. Scott Gibson	312,181	*	—	50,959
Daniel J. Heneghan	381,072	*	—	50,959
John L. Liu	71,838	*	20,879	50,959
David J. Tupman	244,634	*	—	50,959
Todd A. DeBonis	1,285,065	2.2%	—	—
Haley F. Aman	112,973	*	—	—
All current directors and executive officers as a group (8 persons)	2,710,621	4.7%	81,267	305,754

 *    Less than 1%.
(1)Unless otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole investment and voting power with respect to the indicated shares of common stock, subject to community property laws, where applicable. Unless otherwise indicated, the address for each individual listed above is c/o Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd. Ste. 101, Portland, OR 97224.
(2)Based on schedule 13G/A filed on February 13, 2024 by The Vanguard Group who reported beneficial ownership with respect to, and has voting and dispositive power over, 3,541,125 shares. The address of the reporting person is 100 Vanguard Blvd. Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
    Historically, we have not entered into transactions with related persons. Other than the compensation arrangements with Directors and executive officers described elsewhere in this Proxy Statement, during the year ended December 31, 2023, there were no relationships or transactions, nor are there any currently proposed transactions in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed the lesser of $120,000 and 1% of the average of the Company’s total assets at the year-end for the last two completed fiscal years; and
•any of our Directors, nominees for Director, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees);
had or will have a direct or indirect material interest.
Indemnification Agreements
    We have entered into indemnification agreements with each of our current Directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Oregon law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future Directors and executive officers.
Procedures for Approval of Related Party Transactions
In accordance with its written charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest. The Company will not enter into any related party transactions without prior Audit Committee approval or ratification. Related party transactions are those that are required to be disclosed under applicable SEC rules. Currently, this review and approval requirement applies to any transaction in which the amount involved exceeds the lesser of $120,000 and 1% of the average of the Company’s total assets at the year-end for the last two completed fiscal years, and in which any of the following persons will have a direct or indirect material interest: (a) any of our Directors or executive officers, (b) any nominee for election as a Director, (c) any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).
In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review. In its review, the Audit Committee will take into account any information regarding the transaction or related person that would be material to investors in light of the particular circumstances, which information may include the following:
•The related person’s interest in the transaction;
•The impact on a Director’s independence;
•The approximate dollar value of the amount involved in the transaction;
•The approximate dollar value of the amount of the related person’s interest in the transaction;
•Whether the transaction was undertaken in the ordinary course of business;
•Whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party;
•The availability of other sources for comparable products or services; and
•The purpose, and potential benefits to the Company, of the transaction.

OTHER BUSINESS
    As of the date of this Proxy Statement, the Board does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, proxies held by the Board will be voted on such other matters as determined by a majority of the Board.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Based on our review of SEC filings and written representations from reporting persons that all reportable transactions were reported, the Company believes that during our fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis, except that, due to an error in the Company's filing software, Mr. DeBonis and Ms. Aman each inadvertently filed one report late with respect to an acquisition of restricted stock units.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
    If a shareholder wishes to present a proposal to be included in the Company’s 2025 proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. Any such proposal must be received by the Company no later than December 12, 2024. If the Company changes the date of its 2025 annual meeting by more than 30 days from the date of the Annual Meeting, under the Company’s Third Amended and Restated Bylaws, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made.. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Under the Company’s Third Amended and Restated Bylaws, a proposal or nomination of a Director that a shareholder submits must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company not less than 90 days nor more than 120 days in advance of the anniversary of the date of the Company’s proxy statement provided in connection with the previous year’s annual meeting of shareholders. A shareholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, in accordance with the Third Amended and Restated Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure. In addition to satisfying the applicable advance notice procedures in the Company’s Third Amended and Restated Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Notice must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company no later than March 14, 2025.

ADDITIONAL INFORMATION
    We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference into this Proxy Statement. We make these filings available on our Internet website at www.pixelworks.com, free of charge, as soon as practicable after we electronically file such reports with the SEC. Additionally, the Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s common stock entitled to vote at the Annual Meeting, a copy of the Company’s Annual Report as filed with the SEC on Form 10-K for the year ended December 31, 2023. Written requests should be mailed to Pixelworks, Inc., Attn: Secretary, 16760 SW Upper Boones Ferry Rd. Ste. 101 Portland, OR 97224.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
Portland, Oregon
April 11, 2024

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Pixelworks, Inc. c/o Broadridge PO Box 1342 Brentwood, NY 11717
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
				For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the following nominees in Proposal 1:				o	o	o
1.	Election of Directors

Nominees

01	Todd A. DeBonis	02	Amy L. Bunszel		03	Dean W. Butler	04	C. Scott Gibson	05	Daniel J. Heneghan
06	John Y. Liu	07	David J. Tupman

The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.										For	Against	Abstain
2	Approval of an amendment and restatement of the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 1.75 million shares.									o	o	o
3	Approval of, on an advisory basis, the executive compensation of Pixelworks' named executive officers.									o	o	o
4	Ratification of the appointment of Grant Thornton LLP as Pixelworks' independent registered public accounting firm for the year ending December 31, 2024.									o	o	o

Note: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees in Proposal 1, and FOR Proposals 2, 3, and 4.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

PIXELWORKS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 13, 2024 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. DeBonis and Haley F. Aman as proxies, with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on May 13, 2024 and any adjournment or postponements thereof, with all powers that the undersigned would possess if personally present.

Whether or not you expect to attend the annual meeting, please vote these shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4. WHETHER OR NOT VOTING DIRECTIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY SUCH ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side)

APPENDIX A
PIXELWORKS, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
(As Adopted by the Board on April 8, 2024)
(Effective on Shareholder Approval at the Annual Meeting in 2024)
1. Establishment and Purposes of the Plan. This Amended and Restated 2006 Stock Incentive Plan was adopted by the Board of Directors on April 8, 2024 and shall be effective on the date approved by the shareholders of the Company at the annual shareholders meeting in 2024 (the “Effective Date”). The purposes of this Stock Incentive Plan are to attract, retain and reward individuals who can and do contribute to the Company's success by providing Employees and Consultants an opportunity to share in the equity of the Company and to more closely align their interests with the Company and its shareholders.
2. Definitions. As used herein, the following definitions shall apply:
2.1. Administrator” shall mean the Board or any of its Committees appointed to administer the Plan, in accordance with Section 4.1.
2.2. “Award” shall mean an award of an Option, SAR or Sale of Shares under the Plan.
2.3. “Award Agreement” shall mean a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.
2.4. “Board” shall mean the Board of Directors of the Company.
2.5. “Change of Control” means the occurrence of any of the following events:
2.5.1. the consummation of a merger or consolidation of the Company with any other corporation, or of a subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in effective voting control over the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
2.5.2. the consummation of the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets
2.5.3. any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
2.5.4. a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors who are either identified in (A) or identified as their successors elected under this clause.
2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.7“Committee” shall mean a committee appointed by the Board in accordance with Section 4.1 of the Plan.
2.8. “Common Stock” shall mean the common stock of the Company.

2.9. “Company” shall mean Pixelworks, Inc., an Oregon corporation.
2.10. “Consultant” shall mean any non-Employee who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.
2.11. “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Grantee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.
2.12. “Director” shall mean a member of the Board.

2.13. “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.
2.14. “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither the payment of a director's fee by the Company nor service as a Director or Consultant shall be sufficient to constitute “employment” by the Company.
2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16. “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
2.16.1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.16.2. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.16.3. In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Administrator.
2.17. “Grantee” shall mean an Employee or Consultant who has been granted an Award hereunder, or the permitted successor or legal representative of such Employee or Consultant.
2.18. “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.19. “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.20. “Notice of Grant” shall mean a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
2.21. “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22. “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
2.23. “Optioned Stock” shall mean the Shares subject to an Option or Stock Appreciation Right.
2.24. “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.25. “Performance Criteria” shall mean a formula or standard determined at the discretion of the Administrator with respect to a Performance Period utilizing one or more of the following factors, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) total shareholder return; and/or (xxxii) any other performance factor selected by the Administrator. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units, divisions, or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.
2.26. “Performance Period” shall mean the period selected by the Administrator during which performance is measured for the purpose of determining the extent to which an Award subject to Performance Criteria has been earned.
2.27. “Plan” shall mean this Amended and Restated 2006 Stock Incentive Plan.
2.28. “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.29. “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for any form of consideration specified in Section 8.2, as well as a grant of Shares for consideration in the form of past or future services. For purposes of clarity, a “Sale” of Shares or Shares “Sold” shall include, without limitation, awards of stock bonuses, restricted stock, stock units, performance stock, performance units or similar rights to acquire Shares, whether upon the passage of time, the occurrence of one or more events, the satisfaction of Performance Criteria or other conditions, or any combination thereof.
2.30. “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
2.31. “Stock Appreciation Right” or “SAR” shall mean a right to receive from the Company, with respect to each Share as to which the SAR is exercised, payment in an amount equal to the excess of the Share's Fair Market Value on the exercise date over its Fair Market Value on the date the SAR was granted. Such payment will be made solely in Shares valued at Fair Market Value on the exercise date.

2.32. “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
3.1. Subject to the provisions of Section 3.2 below and the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 29,183,333 shares. (All share limits in the Plan are presented after giving effect to the Company's 1-for-3 stock split in June 2008.) The Shares may be authorized, but unissued, or reacquired Common Stock.
3.2. If an Option or SAR should expire, or become unexercisable for any reason, or is otherwise terminated or forfeited, without having been exercised in full, the Optioned Stock which was subject thereto shall, unless the Plan shall have been terminated, become available for future Option or SAR grants and/or Sales under the Plan. If any Shares issued pursuant to a Sale or exercise of an Option or SAR shall be reacquired, canceled or forfeited for any reason, such Shares shall become available for future Option or SAR grants and/or Sales under the Plan, unless the Plan shall have been terminated. If any reacquired, canceled or forfeited Shares were originally issued upon exercise of an Incentive Stock Option, then once so reacquired, canceled or forfeited, such Shares shall not be considered to have been issued for purposes of applying the limitation set forth in Section 3.3 below. Notwithstanding the foregoing, the following shares of Stock may not again be made available for issuance as awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option.
3.3. Notwithstanding any other provision of this Section 3, but subject to the adjustment provisions of Section 11.1 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 29,183,333.
4. Administration of the Plan.
4.1. Procedure.
4.1.1. Multiple Administrative Committees. If permitted by Rule 16b-3, the Plan may be administered by different Committees with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.
4.1.2. Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Award grants to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.
4.1.3. Administration With Respect to Other Persons. With respect to Award grants to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under applicable corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause)

and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

4.2. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
4.2.1. to grant Awards or SARs;
4.2.2. to authorize Sales of Shares hereunder;
4.2.3. to determine, upon review of relevant information, the Fair Market Value of a Share;
4.2.4. to determine the exercise/purchase price per Share of Options or SARs to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;
4.2.5. to determine the Employees or Consultants to whom, and the time or times at which, Options or SARs shall be granted and the number of Shares to be represented by each Option or SAR;
4.2.6. to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;
4.2.7. to administer and interpret the Plan;
4.2.8. to prescribe, amend and rescind rules and regulations relating to the Plan;
4.2.9. to determine the terms and provisions of each Option or SAR granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or SAR;
4.2.10. to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;
4.2.11. to accelerate (with the consent of the Grantee) the exercise date of any Option;
4.2.12. to accelerate (with the consent of the Grantee or purchaser of Shares) the vesting restrictions applicable to Shares Sold or Options or SARs granted under the Plan;
4.2.13. to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, SAR or Sale of Shares previously granted or authorized by the Administrator;
4.2.14. to determine the transfer or vesting restrictions, repurchase rights or other restrictions applicable to Shares issued under the Plan;
4.2.15. to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, but only at the time of an Option or SAR grant or Sale of Shares;
4.2.16. to approve forms for use under the Plan; and

4.2.17. to make all other determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding any other provision herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

4.3. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees and any other holders of any Shares Sold under the Plan.
5. Eligibility.
5.1. Persons Eligible. Awards may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.
5.2. ISO Limitation. To the extent that the aggregate Fair Market Value of Shares subject to a Grantee's Incentive Stock Options granted by the Company, any Parent or Subsidiary which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
5.3. Section 5.2 Limitations. Section 5.2 of the Plan shall apply only to an Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall be a Nonqualified Stock Option.
5.4. No Right to Continued Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate their employment or consulting relationship at any time, with or without cause.
5.5. Other Limitations. The following limitations shall apply to grants of Options or SARs to Employees:
5.5.1. No Employee shall be granted, in any fiscal year of the Company, Options or SARs to acquire more than 250,000 Shares.
5.5.2. In connection with his or her initial employment, an Employee may be granted Options or SARs for up to an additional 250,000 Shares which shall not count against the limit set forth in subsection 5.5.1 above.

5.5.3. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan. However, if the Company's shareholders approve an increase in the number of Shares available for issuance under section 3.1, such increase shall be deemed the adoption of a new plan with respect to the increased number of Shares, which may be issued for a term of ten (10) years following the date of such increase.
7. Term of Options and SARs. The term of each Option and SAR shall be stated in the Notice of Grant; provided, however, that in no event shall the term of any Option or SAR exceed six (6) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Grantee who, on the date the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.
8. Exercise/Purchase Price and Consideration.
8.1. Exercise/Purchase Price. The per Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or SAR or a Sale of Shares shall be such price as is determined by the Administrator, but shall be subject to the following:

8.1.1. In the case of an Incentive Stock Option
(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant.
(2) granted to any other Employee, the per Share exercise price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant.
8.1.2. In the case of a Nonqualified Stock Option, SAR or Sale, the per Share exercise/purchase price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant or Sale, as the case may be.
8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:
8.2.1. cash;
8.2.2. check;
8.2.3. promissory note;
8.2.4. transfer to the Company of Shares which
(1) in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six months on the date of transfer, and
(2) have a Fair Market Value on the date of transfer equal to the aggregate exercise price of the Shares to be acquired;
8.2.5. if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;
8.2.6. such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under applicable corporate and securities laws and the Code; or
8.2.7. any combination of the foregoing methods of payment.
If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.2, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsection 8.2.5 above.
9. Exercise of Option or SAR.
9.1. Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including Performance Criteria with respect to the Company and/or the Grantee, and as shall be permissible under the terms of the Plan.
An Option or SAR may not be exercised for a fraction of a Share. If the exercise of a SAR would result in the issuance of a fractional Share, the Shares to be issued shall be rounded to the nearest whole Share.
An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the Grantee and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the

Administrator, consist of any consideration and method of payment allowable under the Award Agreement and Section 8.2 of the Plan. Each Grantee who exercises an Option or SAR shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. A Grantee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Subject to section 3, exercise of an Option or settlement of a SAR shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Option or SAR by the number of Shares issued upon such exercise.

9.2. Termination of Employment or Consulting Relationship. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates (other than upon the Grantee's death or Disability), the Grantee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified by the Administrator, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.3. Disability of Grantee. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates as a result of the Grantee's Disability, the Grantee may exercise his or her Option or SAR at any time within twelve (12) months from the date of such termination, but only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.4. Death of Grantee. In the event of the death of a Grantee, the Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant), by the Grantee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after death, the Grantee's estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the remaining portion of the Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.5. Rule 16b-3. Options or SARs, as well as Sales of Shares, granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Nontransferability of Awards. Except as otherwise specifically provided in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Grantee only by the Grantee or, if incapacitated, by his or her legal guardian or legal representative.
11. Adjustments Upon Changes in Capitalization or Merger.
11.1. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
11.2. Change of Control. Except as otherwise provided in an Award Agreement or a change of control and severance agreement, in the event of a Change of Control of the Company, each outstanding Award shall be subject to the agreement documenting the Change of Control. If the Company is not the surviving corporation following a Change of Control, and the surviving corporation following such Change of Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume or does not substitute an equivalent award relating to the securities of such Acquiror or its Parent or Subsidiary, then (A) all outstanding Options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Grantee to whom such Options or SARs have been granted remains in employment or service with the Company or any Subsidiary; (B) all restrictions and vesting requirements applicable to any Awards based solely on the continued service of the Grantee will terminate; and (C) all Awards the vesting or payment of which are based on Performance Criteria will vest as though such Performance Criteria for the relevant performance period(s) were achieved at target. If an Option or SAR shall become immediately exercisable pursuant to this paragraph in the event of a Change of Control, the Administrator shall notify the Grantee that the Option or SAR shall be so exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option or SAR will terminate upon the expiration of such period.
12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award (or such later date as the Administrator may establish at the time of granting the Award). Notice of the determination shall be given to each Grantee within a reasonable time after the date of such grant.
13. Amendment and Termination of the Plan.
13.1. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.
13.2. Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
13.3. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Administrator.
14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option, SAR or a Sale unless the exercise of such Option, SAR or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including Nasdaq) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Liability of Company.
16.1. Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
As a condition to the exercise of an Option or SAR or a Sale, the Company may require the person exercising such Option or SAR or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
16.2. Grants Exceeding Allotted Shares. If the grant of an Award causes the aggregate number of Shares previously issued under the Plan and subject to then-outstanding Awards under the Plan to exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.
17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.
18. Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:
(a) require the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or
(b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment, except to the extent additional withholding does not result in adverse accounting treatment to the Company.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Administrator may in its sole discretion (subject to Section 14) require or grant (either at the time of the Award or thereafter) to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

19. Plan Not Funded. Awards payable under the Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Grantee, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Grantee, beneficiary or other person. To the extent that a Grantee, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
20. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a Grantee shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 11.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
21. Governing Law; Severability; Headings. The Plan, the Awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Oregon. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
22. No Corporate Action Restriction. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

23. Stock Retention Requirement for Executive Officers. The Award Agreement providing for an Award under the Plan to a participant who is the principal executive officer, principal financial officer or chief operating officer, if any, of the Company shall provide that the participant shall continue to hold the Shares issued in connection with the Award (net of Shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for a period of twelve (12) months following the later of the date of issuance of the Shares to the participant or, in the case of Shares issued as restricted stock, the date of vesting of such Shares. This holding period requirement shall cease to apply (i) following the participant’s termination of employment with the Company, (ii) at such time as the participant has met such share ownership guidelines as may be adopted by the Board and as are applicable to the participant, or (iii) the occurrence of an event described in Section 11.3 (relating to a Merger or Asset Sale) or similar event involving the sale of the Company.

APPENDIX B
Non-GAAP Financial Measures - Adjusted EBITDA

As discussed in this proxy statement, annual bonuses paid to our executive officers under our bonus plan are partially conditioned upon the achievement of specified levels of non-GAAP adjusted EBITDA. Adjusted EBITDA is calculated as GAAP net loss before interest expense and other, net, income tax benefit, depreciation and amortization, and also excludes amortization of acquired intangible assets and stock-based compensation expense which are all required under GAAP as well as the impact of non-GAAP adjustments to redeemable non-controlling interest..

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis. Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

Twelve Months Ended December 31, 2023
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(26,176)
Stock-based compensation	4,796
Non-GAAP net income	(21,380)
EBITDA adjustments:
Depreciation and amortization	$4,287
Non-GAAP interest income and other, net	(2,050)
Non-GAAP provision for income taxes	357
Non-GAAP Adjusted EBITDA	$(18,786)

B-1